EXHIBIT 10.1

AGREEMENT

BETWEEN

CHAUTAUQUA AIRLINES, INC.

AND THE

FLIGHT ATTENDANTS

IN THE SERVICE OF

CHAUTAUQUA AIRLINES, INC.

AS REPRESENTED BY

THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS, AFL-CIO

Table of Contents
RECOGNITION AND SCOPE	3
DEFINITIONS	5
COMPENSATION	9
EXPENSES	12
MOVING EXPENSES	14
SCHEDULING	15
VACANCIES	27
CHECK FLIGHT ATTENDANT	29
SENIORITY	30
TRAINING	31
REDUCTION IN FORCE OR FURLOUGH	33
LEAVES OF ABSENCE	35
PHYSICAL STANDARDS	38
INSURANCE	39
TRANSFER TO MANAGEMENT DUTY	41
MISCELLANEOUS FLYING	42
NOTICES TO FLIGHT ATTENDANTS	43
GRIEVANCES	44
SYSTEM BOARD OF ADJUSTMENT	47
UNION MEMBERSHIP	50
UNIFORMS	51
GENERAL	52
NEW EQUIPMENT	58
HOURS OF SERVICE	59
BASES	62
MISSING, INTERNMENT, HOSTAGE OR PRISONER OF WAR BENEFITS	63
SICK LEAVE	64
VACATIONS	67
DURATION	70
ATTENDANCE POLICY	71
LETTERS OF AGREEMENT	75

ARTICLE 1

RECOGNITION AND SCOPE

A.
Pursuant to the certification by the National Mediation Board in Case No. R-6225 dated January 3, 1994, Chautauqua Airlines (the Company) recognizes the International Brotherhood of Teamsters, Airline Division (the Union/IBT), as the duly designated and authorized representative of the Flight Attendants in the employ of the Company for the purposes of the Railway Labor Act, as amended.

B.
The purpose of this Agreement, in the mutual interest of the Company, the Union, and the Flight Attendants, is to provide for the operation of the Company under methods which will further to the fullest extent possible the safety of air transportation, the efficiency of operation, and the continuation of employment of Flight Attendants under conditions of reasonable working conditions and proper compensation, and the profitability of the Company. It is recognized to be the duty of the Company, the Union, and the Flight Attendants to cooperate fully for the attainment of these purposes.

C.
This Agreement supersedes all existing or previously executed agreements by and between the Company and the Union or any other labor organization or individual with respect to the rates of pay, rules, or working conditions specifically covered by the provisions of this Agreement in accordance with the provisions of the Railway Labor Act, as amended. Any and all subsequent agreements between the parties shall be reduced to writing, signed by their authorized representatives, and become a part of this Agreement.

D.
Whenever the words “Flight Attendant" are used in this Agreement, they designate and refer only to Flight Attendant(s) covered by this Agreement. It is further recognized that whenever in this Agreement Flight Attendant(s) are referred to in either the masculine or feminine gender, it shall be understood to mean both male and female Flight Attendants.

E.
In accordance with applicable law, there shall be no discrimination by either party against any Flight Attendant because of age, race, sex, color, religion, union activity, national origin, sexual orientation, handicap or disability that would not prevent them from safely performing the duties of a Flight Attendant.

F.	Scope.

1.
This Agreement covers the Company, any subsidiary of the Company, the Company’s parent, any subsidiary of the Company’s parent and any future airline certificate(s) created as a subsidiary of the Company or subsidiary of the Company’s parent.

2.
Except as otherwise provided in this Agreement, all present and future cabin passenger service (including that international cabin service which originates or terminates within the United States or its possessions) including all charters or other utilization of aircraft owned or leased by the Company, the Company’s parent or any subsidiary of the Company or subsidiary of the Company’s parent shall be performed by Flight Attendants on the Chautauqua Airlines Flight Attendants’ System Seniority List in accordance with the terms and conditions of this Agreement or any other applicable agreement between the Company, the Company’s parent or any subsidiary of the Company’s parent and the International Brotherhood of Teamsters, Airline Division.

3.
The Company, Subsidiary of the Company, the Company’s Parent or Subsidiary of the Parent shall not establish any new airline (alter ego or otherwise) or acquire a controlling interest in any carrier whether directly or through the Parent or another Subsidiary of the Parent, and maintain it as a separate carrier to avoid the terms and conditions of this Agreement. A “Controlling Interest” or “Control” means the ownership of an equity interest representing more than fifty percent (50%) of the outstanding capital stock of an entity or voting securities representing more than fifty percent (50%) of the total voting power of outstanding securities then entitled to vote generally in the election of such entity’s board of directors or other governing body.

4.
The Company will not transfer aircraft, routes or operating authority to its Parent, a Subsidiary of the Parent, or to a Subsidiary of the Company for the purpose of evading the terms of this Agreement. The Company will also not establish a third party leasing device to evade the terms of this agreement.

G.	Wet Lease/Dry Lease

The Company will not enter into any dry lease or wet lease agreement, or contract with or for any other carrier or entities (government, military or commercial) without mutual agreement with the Union. Code share agreements with other air carriers do not constitute contracts subject to this provision.

1.	No Flight Attendant within the bargaining unit will be reduced in status or lose any income or employee benefits while discussions are taking place.

2.
The Union will not decline to agree to a dry lease when such dry lease is for the sole purpose of leasing out excess aircraft owned or leased by the Company. Such dry lease will not result in the reduction in status or the furlough of any Chautauqua Flight Attendant in cases where the dry lease provides a profit to the Company. At the request of the Union it may review the actual dry lease documents.

H.	Foreign Bases

The Company shall not establish a Flight Attendant Base outside of the 48 Contiguous United States and the District of Columbia without providing advance, written notice to and bargaining with the Union at least sixty (60) days prior to any bid establishing such Base. Unless and until the Company and the Union reach agreement on different terms and conditions for the foreign base operation, Flight Attendants assigned to such Base shall be covered by all terms of this Agreement. In the event that the parties cannot reach agreement on the terms and conditions of the foreign base operation by the end of the 60 day period referenced above, the dispute shall be handled in accordance with the procedures set forth in Paragraph M, below of this Agreement. In any proceeding related to the enforcement of the obligations of this paragraph, the Company will not raise non-applicability of the Railway Labor Act as a defense. Disputes concerning Flight Attendants based at foreign Bases shall be heard by the System Board of Adjustment, as set forth in this Agreement, and the decision of the System Board in such cases shall be enforceable in any court of competent jurisdiction in the United States to the same extent and in the same manner as other cases arising out of interpretation and application of this Agreement.

I.	Furlough Protection

1.	No Flight Attendant on the Chautauqua Flight Attendant Seniority List as of the date of signing of this Agreement shall be furloughed, except as may be otherwise provided in Article 1.I.2., below.

2. The Company shall be excused from compliance with the provisions of Article 1.I.1., above to the extent that a circumstance over which the Company does not have control is the cause of such noncompliance. The term “circumstance over which the Company does not have control” means an act of nature; a work stoppage by a union-represented employee group at the Company or at an air carrier whose designator code the Company utilizes in holding out its services to the public; grounding of a substantial number of the Company’s aircraft by a government agency or by voluntary action of the Company for safety reasons in lieu thereof; reduction in flying operations because of suppliers being unable to provide sufficient critical materials for the Company’s operations, revocation of the Company’s operating certificate(s), war, terrorism or national emergency, the Company being unable to retain or obtain sufficient aircraft to utilize all Flight Attendants protected from furlough or as a result of adverse economic, market or business conditions that may directly impact the Company’s operations.

J.
Nothing in this Agreement shall prevent the Company from acquiring, establishing or merging with another air carrier, in accordance with the procedures and safeguards prescribed by this article, provided that the Company will not acquire or establish another air carrier (alter-ego or otherwise) to replace flying performed by the Company or to avoid the terms and conditions of this Agreement.

K.	Successors

1.
This Agreement shall be binding upon any successor including, but not limited to, any merged company or companies, purchaser, assign, assignee, transferee, administrator, receiver, executor and/or trustee (hereinafter “successor”), of the Company which acquires ownership and/or control of all or substantially all of the equity securities and/or assets of the Company (a “Successor Transaction”). For the purpose of this paragraph, a successor or assign shall be defined as an entity which acquires all or substantially all of the assets or equity of the Company through a single transaction or a multi-step related transaction which closes within a twelve (12) month period. The Company agrees to give written notice of the terms of this Agreement to a proposed successor before concluding any Successor Transaction.

2.
In the event of a Successor Transaction, as defined in paragraph K.1., above, the following provisions shall apply regardless of whether one or more than one carrier survives the transaction or whether formerly separate operations are to be integrated:

a.
Unless and until any operational merger is finally effectuated, the Company and/or the successor shall continue to recognize the Union as the representative of the pre-transaction Company Flight Attendants, so long as such recognition is consistent with the Railway Labor Act and any applicable rulings or orders of the National Mediation Board.

b.
Subject to applicable securities and other laws and regulations, the Company shall review with the Union the details of any material agreements relating to a Successor Transaction in a timely manner, provided that no financial or other confidential business information need be disclosed unless suitable arrangements are made for protecting the confidentiality and use of such information.

c.
The Company, or the successor if different from the Company, shall continue to employ the Flight Attendants on the Chautauqua Flight Attendant System Seniority List, including any such Flight Attendants on leave or furlough status at the time of the Successor Transaction, subject to the terms of this Agreement.

d.
Where formerly separate operations eventually are to be integrated, the Flight Attendant groups shall be kept separate until their seniority lists are integrated in accordance with the requirements of this Section. During such time of separate operations, neither aircraft nor Flight Attendants shall be interchanged without the Union’s written consent.

e.
So long as the Flight Attendant groups remain separate, the rates of pay, rules and working conditions set forth in this Agreement shall be observed with respect to the Flight Attendants whose names appear on the Chautauqua Flight Attendant System Seniority List.

L.	Labor Protective Provisions

The Company shall not enter into any agreement to a Successor Transaction unless the other party to the transaction agrees in writing, as a condition of the transaction, to (1) provide Labor Protective Provisions for Chautauqua Airlines Flight Attendants no less favorable than the Labor Protective Provisions specified by the CAB in Sections 3 and 13 of Allegheny-Mohawk relating to fair and equitable seniority integration; (2) assume the terms of this paragraph L. and paragraphs K. above and M. below. This paragraph L. shall remain in full force and effect concurrently with this Flight Attendant Agreement and ensuing Flight Attendant Agreements.

M.
Any grievance arising under this Article 1 shall be arbitrated on an expedited basis directly before the System Board of Adjustment pursuant to Article 19 of the Agreement and the following provisions. If a mutually agreed upon arbitrator cannot be selected within three (3) days of the submission to the System Board, an arbitrator will be selected pursuant to Article 19 of this Agreement, with selection to be completed within three (3) days of receipt of a list of proposed arbitrators. The dispute shall be heard no later than sixty (60) days following the submission to the System Board (subject to the availability of the arbitrator), and shall be decided no later than thirty (30) days following conclusion of the hearing. The time limits set forth in this paragraph may be extended only by written Agreement of the Company and the Union.

ARTICLE 2

DEFINITIONS

“Add” -- means to pick up open time as provided in Article 6 to increase the Flight Attendant’s scheduled line.

“Agreement”-- means this Collective Bargaining Agreement between the Company and the Union when the word is capitalized.

“Active Status” -- means on the Company payroll and subject to work assignment, or on paid time off. A Flight Attendant on leave of absence or furlough is not on active status.

“Base” -- means a geographical location where Flight Attendants are stationed from which a Flight Attendant’s duty assignments are calculated to begin and end. The terms “base” and “domicile” shall be synonymous for purposes of this Agreement.

“Bid” -- means the Standing Bid, Monthly Bid, Vacation Bid, or other Bid where Flight Attendants may submit their preferences as set forth in this Agreement.

“Bid Award” -- means an awarding of an assignment based on seniority, or as otherwise provided in the Agreement.

"Block - to - block" -- means the elapsed time starting with the removal of the chocks or other restraining devices from the wheels of the aircraft when the aircraft first moves for the purpose of flight under its own power, and ending when the chocks or other restraining devices are replaced.

“Calendar Day” -- means midnight to midnight local base time.

“CDO” - (Continuous Duty Overnight) -- means a single duty period that crosses over midnight and has certain rights and restrictions which are contained in Articles 6 and 24 (Scheduling/Hours of Service).

"Charter" -- means an off-line or on-line revenue passenger flight that is not a regularly scheduled flight. Extra sections are not considered charter flights.

"Chautauqua Flight Attendants’ System Seniority List” -- means a list of Flight Attendants in the employ of the Company listed in order of seniority.

"Check Flight Attendant"-- means a Flight Attendant selected and retained at the discretion of the Company, in accordance with Article 8. A check Flight Attendant will perform duties which include line checks, IOE, and other Inflight training.

“Composite Line” -- means a monthly Schedule constructed by utilizing pairings not assigned to regular lines in accordance with the work rules of this Agreement that may consist of days off, reserve days, and all known activity (e.g.; training and vacation, etc)

“Credit Hour” -- means the hourly unit by which Flight Attendants will be compensated as set forth in this Agreement.

“Crewmember” - means a member of the Flight Crew, which include Pilots (Captain and First Officer) and Flight Attendant.

"Date of Hire" -- means the date on which a Flight Attendant first reports for Flight Attendant training by the Company.

"Day"-- means a calendar day.

"Day Off" -- means a day free from all duty required by the Company at base.

“Deadhead” -- means a Crewmember(s) flying or taking surface transportation to or from a flight or operational assignment at the Company's direction.
"Domestic" -- means the forty-eight (48) contiguous states and the District of Columbia.

"Domicile" -- (see ”Base”).

“Drops” -- means the removal of flight(s) from a Flight Attendant’s line and placing it into open time, with the approval of scheduling/planning.

“Dry Lease” -- means an agreement with another carrier in which the Company provides aircraft to the other carrier.
“Duty Day” -- means a calendar day in which a duty period begins or ends and all calendar days away from base while flying a pairing (including deadheading). Also, any calendar day scheduled for training or other Company directed business.

“Duty Time, Duty Period” -- The elapsed time from the time a Flight Attendant is required to report for duty or the actual reporting time, whichever is later, until the time the Flight Attendant is released from duty.

“Entity” -- means a natural person, corporation, association, partnership, trust or any other form for conducting business.

“Flight Attendant” -- means an employee of the Company whose name appears on the Flight Attendant seniority list and whose duties, as a crewmember, include ensuring the safety of passengers, and the performance of Inflight service duties as assigned by the Company.

"Flight Time" means block-to-block time.

“Hot Reserve” -- means a period of time when a Flight Attendant is required to be on reserve at her base airport or in another base airport.

“Immediate Family Member” -- means the employee, spouse, dependent children (including legally adopted) under age 21, and parents of the employee.
“International” -- means any point or area outside the forty-eight (48) contiguous United States and the District of Columbia.

“Line Value” -- means the time value of a Flight Attendant’s final bid award consisting of scheduled block time or actual flight time, whichever is greater, inclusive of the value of any assignments to training, to include paid sick/vacation leave, that may be adjusted for trip trades or drops.

“Longevity” -- means the period of time a Flight Attendant has actively served as a Flight Attendant with the Company. Longevity commences on the Flight Attendant’s first day of Flight Attendant training.

“Month” -- means the period starting from the first day of, to and including the last day of each calendar month of the year, except that for Flight Attendant scheduling and pay purposes, January, February, and March will each be considered a thirty (30) day month through the addition of January 31 and March 1 to the month of February. Leap year results in February being a 31-day month.

“Monthly Guarantee” -- means the minimum Flight Attendant pay hours in a contractual month pay period as set forth in this Agreement.

“Monthly Bid Award” -- means a bidline awarded in accordance with the terms of this Agreement, consisting of known trip pairings, training days, reserve days and/or days off.

“Offer” -- means a Flight Attendant making a trip available for pick up by another Flight Attendant, as provided in Article 6.H.4.

“Operational Necessity” -- means actions taken by the Company after careful planning and analysis, and not arbitrarily or capriciously. Examples of such reasons shall include, but are not limited to, the following: 1. To avoid a potential flight delay, 2. To avoid a potential flight cancellation, and 3. To fulfill FAA/regulatory requirements.

“Pairing” -- see Trip Pairing.

“Per Diem” -- means the hourly expense allowance a Flight Attendant receives for incidental expenses, e.g., meals, tips, etc., in accordance with this Agreement.

“Preferential Bid System (PBS)” -- means a system that constructs monthly schedules for Flight Attendants based on an individual’s preferences and seniority.

“Probationary Period” -- means a Flight Attendant’s first nine (9) months of active service (exclusive of furlough or leave of absence) with the Company from the Flight Attendant’s date of hire.

Rescheduled” -- means a change to the Flight Attendant’s original scheduled assignment.

“Regular Bid Line” -- means a schedule built in accordance with work rules of this Agreement which consists of trip pairings, training, vacation, days off, etc. and will not include any reserve time.

“Release Time”-- means the time when a Flight Attendant is released from Company duty.

“Report Time” -- means the time a Flight Attendant is scheduled to report for duty or the time she actually reports, whichever is later.

"Reserve Line" means a schedule built in accordance with work rules of this Agreement that includes days of availability for duty, days off, and vacation.

“Rest Period” -- means a period of time, free from all duty as provided in Article 24.

“Scheduled Block Time” -- means the scheduled time contained in a pairing that delineates Block out and Block in times of flight segments.

“Seniority” -- means the length of service as a Flight Attendant with the Company.

“Subsidiary” -- means any entity that is controlled by the Company or the Parent as defined above, herein.

“Seniority Date” -- means the date the Flight Attendant first entered initial training incident to employment as a Flight Attendant for the Company.
“Standing Bid”-- means the method by which a Flight Attendant expresses a preference for vacancies or future vacancies.

“Standing Monthly Bid” -- means the method by which a Flight Attendant expresses a preference for a monthly schedule in lieu of engaging in the bid process for that month.

“Tidying” -- includes but is not limited to the straightening of seatbelts and seatbacks, stowing of pillows / blankets, and removal of trash (excluding bodily fluids), but does not include mopping or vacuuming of floors, cleaning of  lavs, wiping down work surfaces and tray tables or other heavy cleaning.

"Trip" -- see Trip Pairings.

“Trip Pairing / Trip / Pairing” -- means a flight or series of flights that are paired together and beginning at the Flight Attendant’s base and ending at the Flight Attendant’s base. Trip pairings may include deadhead.

"Vacancy" means a position(s) in a particular base in excess of the number of Flight Attendants already in that base.

“Vacation Bank” -- means the balance of a Flight Attendant’s accrued vacation.

“Vacation Day” -- means a calendar day scheduled in accordance with Article 28, free of all duty.

"Wet Lease" -- means an agreement with another air carrier in which the Company provides an aircraft and crew to the other air carrier.

ARTICLE 3

COMPENSATION

A.	Pay Scale

1.
Flight Attendants will be paid for flight time based on status and longevity in accordance with the hourly rates below. In computing hours for pay purposes, the actual time flown or the scheduled block time, whichever is greater, will be used.

Longevity	DOS 2005	DOS + 1 year 2006	DOS + 2 years 2007	DOS + 3 years 2008	DOS + 4 years, minus 1 day 2009
0-6 mo.	$16.00	$16.40	$16.81	$17.15	$17.49
7-12 mo.	$17.00	$17.43	$17.86	$18.22	$18.58
Year 2	$18.02	$18.47	$18.93	$19.31	$19.70
Year 3	$19.31	$19.79	$20.29	$20.69	$21.11
Year 4	$20.49	$21.00	$21.53	$21.96	$22.40
Year 5	$21.69	$22.23	$22.79	$23.24	$23.71
Year 6	$22.85	$23.42	$24.01	$24.49	$24.98
Year 7	$24.05	$24.65	$25.27	$25.77	$26.29
Year 8	$24.41	$25.02	$25.65	$26.16	$26.68
Year 9	$25.12	$25.75	$26.39	$26.92	$27.46
Year 10	$25.85	$26.50	$27.16	$27.70	$28.26
Year 11	$26.75	$27.42	$28.10	$28.67	$29.24
Year 12	$27.70	$28.39	$29.10	$29.68	$30.28
Year 13	$28.12	$28.82	$29.54	$30.13	$30.74
Year 14	$28.52	$29.23	$29.96	$30.56	$31.17
Year 15	$30.25	$31.01	$31.78	$32.42	$33.07

2. A Flight Attendant who reaches the top of the scale set out above will receive an additional $.50 per hour on each longevity anniversary date thereafter, up to a maximum of $2.50 over the scale.

3. New hire Flight Attendants will be paid at the applicable minimum wage rate for all hours worked in a work week for the first 3 weeks of new hire training. During IOE they will receive flight pay at the applicable rate.

B.	Monthly Guarantee

1.
A Flight Attendant who is available for duty for the full month will be guaranteed a minimum of seventy-five (75) hours of flight pay per month thereafter, except as otherwise provided in this Agreement.

2.	A Flight Attendant who is unavailable for part of a month will have her guarantee prorated (except for paid vacation or paid sick leave).

3.	New-hire Flight Attendants will be entitled to the monthly guarantee as provided in 1. and 2. above, upon completion of IOE.

C.	Line Guarantee

When the Company achieves a ninety-eight point five percent (98.5%) completion factor for the month, a Flight Attendant who has been available for duty during the entire month will receive the greater of one hundred percent (100%) of her final bid award line value or her actual flight time, adjusted for trip trades or drops.

D.	Rescheduling

Whenever a Flight Attendant is available for a scheduled trip and is rescheduled to perform different flying, she will be paid the originally scheduled block time or the actual hours flown, whichever is greater. This provision does not apply to cancellation of all or part of a trip where no rescheduling for the period of cancellation occurs nor does it apply where the Flight Attendant does not fly all or a portion of a trip and is not rescheduled to perform different flying.

E.	Deadhead Pay

When a Flight Attendant is required to deadhead, she will be credited with seventy-five percent (75%) of the scheduled block time of the deadhead. If no block time is established, then the actual time will be used for air transportation. If required to deadhead via surface transportation, she shall be credited with fifty percent (50%) of driving time based upon AAA mileage at 50 MPH. A day consisting solely of deadhead to or from a flight assignment shall be considered a work day.

F.	Customs Pay

A Flight Attendant who clears Customs during an overnight assignment will receive an eighteen (18) minute pay credit. There shall be one pay credit per overnight.

G.	Check Flight Attendant Pay

A Check Flight Attendant will be paid in addition to the rates above as provided in Article 8 Check Flight Attendant.

H.	Pay Procedures

1.	Flight Attendants will be paid on a semi-monthly basis, i.e., twenty-four (24) pay periods per year.

2.
Flight Attendants will be paid on the fifteenth (15th) and the last day of each month. If the fifteenth (15th) or the last day of each month falls on a Saturday or Sunday, Flight Attendants will be paid on the preceding Friday. If the 15th or the last day of the month should fall on a holiday the paycheck will be available on the work day immediately preceding the holiday. The paycheck on the fifteenth (15th) of the month will include any adjustments for any additional amounts owed the Flight Attendant from the previous month.

3.	A Flight Attendant will be paid, at her option, by direct deposit into an account for that Flight Attendant at a financial institution of the Flight Attendant’s choice.

4.	The Company may choose to send the Flight Attendant her semi-monthly pay information over the Company’s secure email system.

5.
Longevity increases will be paid as follows: The current month’s guarantee will be pro-rated from the actual longevity date as defined in Article 9 (Seniority). All pay over guarantee for the month that the longevity anniversary occurs in will be included in the paycheck on the 15th of the following month at the new rate.

6.
Clerical pay errors involving fifty ($50.00) dollars or more shall be reconciled within five (5) working days after it is first brought to the company’s attention. Errors of less than fifty ($50.00) dollars will be reconciled in the next issued paycheck.

7.
When there is an overpayment to a Flight Attendant, the Company will notify the affected employee, provide documentation and substantiation of the overpayment and arrange a mutually agreeable repayment schedule. The Company may require the employee to authorize the Company to deduct repayment from her subsequent check(s). The maximum amount that can be deducted from each pay period shall be $50.00, unless the amount of overpayment exceeds $500.00, in which case the repayment amount will not be more than 20% of the original overpayment amount per pay period. An employee and the Company may agree to different repayment terms.

I.	Value of a Reserve Day

1.	A reserve Flight Attendant called into work will be credited four (4) hours towards her minimum monthly guarantee or the value of the assignment, whichever is greater.

2.	A hot reserve Flight Attendant will be credited five (5) hours towards her minimum monthly guarantee or the value of the assignment, whichever is greater.

J.	Training Pay

1.	A Flight Attendant who attends a day of recurrent training will be paid four hours (4) flight pay for up to six (6) days in any calendar year.

2.
If the Company elects to use any method of training such as “home study” to comply with FAA requirements, a Flight Attendant will be paid and credited with one (1) hour of flight pay for every two (2) hours of FAA-approved training credit earned in home study.

3.	A Flight Attendant in training will be paid no less than the minimum monthly guarantee.

4.	Flight Attendants receiving Line Checks and Operating Experience will be paid in accordance with this Article 3.A.

K.	Segment Times

1.
For the purposes of this Article, scheduled block (segment) times will be determined using the average of historic en-route (block-to-block) times between city pairs by type of equipment and as attached hereto as Appendix A.

2.	Scheduled block times will be reviewed by a joint Company/Union Scheduling Committee every six (6) months using the prior twelve (12) months to determine whether any adjustments are to be made.

3.	Adjustments will be made only when the average varies from the established scheduled block time by seven and one-half percent (7.5%) or more, plus or minus.

4.
When a new route is established for which no segment time has been computed in accordance with this section, the initial segment time will be established based upon the marketing time for that segment. After one hundred twenty (120) days of operation, the scheduled block time will be reviewed.

5.	Non-scheduled flights on routes where no established scheduled block time exists will be credited on the basis of actual (block-to-block) flight time.

6.
“Attempts,”“Ferries” and “Diverted” flights will be paid on the basis of actual (block-to-block) flight time. Taxi time not associated with a flight will be credited at the rate of two-tenths (0.2) hours of flight pay.

7.
Data necessary for an accurate and complete review of segment times will be made available to the Company/Union Scheduling Committee. After the Union representatives have had an opportunity to review the data, the Company will meet with those representatives upon request, at a mutually agreeable time, to resolve any questions or disputes. Members of the Company/Union Scheduling Committee will not disclose any confidential or proprietary information provided pursuant to this paragraph.

L.
A Flight Attendant will not be called in for drug testing on a scheduled day off. If drug testing occurs at the end of a trip pairing, the Flight Attendant will be compensated at a rate of ten dollars ($10.00) per hour, or fraction thereof, prorated for all hours on duty after block in plus fifteen (15) minutes after her last flight segment. If the Flight Attendant is taken to an off-site facility for the drug test, the Flight Attendant will be compensated one (1) hour of flight pay above her guarantee.

M.	Early Report Time

If a Flight Attendant is requested to report early, such Flight Attendant will be paid at the rate of $10.00 per hour, or fraction thereof, prorated for all hours on duty prior to her originally scheduled report time.

N.	Holiday Pay

A Flight Attendant who is assigned to flight duty or reserve duty on any of the below listed holidays will receive four (4) hours of flight pay in addition to her monthly guarantee or flight pay accrued for that month.

New Year's Day	Easter
Memorial Day	Independence Day
Labor Day	Thanksgiving
Christmas

O.	Third Year Anniversary Bonus

Each Flight Attendant in the employ of the Company shall, upon completion of three (3) years of service, receive three hundred dollars ($300), subject to applicable deductions. All such payments shall be made no later than the second paycheck following the 3rd anniversary of the Flight Attendants’ hire date with the Company.

ARTICLE 4

EXPENSES

A.	Accommodations

1.
The Company and the Union will designate comfortable and adequate single occupancy lodging at all overnight stations (including continuous duty overnights), while a Flight Attendant is in training away from her base, or on temporary duty assignments. The Company will pay the cost of such rooms/lodging. The Company will request rooms on the second floor or higher, with access to the room(s) available through interior hallways only.

2.	The Company will request that a hotel that provides a free continental breakfast do so between the hours of 0500-0800.

3.
The Company will provide the Union Hotel Committee Chairman written notice within a reasonable time when it is considering an alternate or new hotel. The Union Hotel Committee will provide the Company with its comments and recommendations on any proposed changes. The Union Committee may also make recommendations to the Company at any time on current hotels.

4.
The Company will make prompt inquiries into complaints related to deterioration of service, safety or cleanliness at any facility that has been approved for layovers. Prompt remedial action will be taken in those cases where investigation affirms a deterioration of the above conditions.

5.	In designating layover accommodations, the Company will select hotels with normal driving time from the airport not to exceed fifteen (15) minutes, consistent with cost considerations.

6.	The Company will provide adequate single occupancy hotel accommodations whenever a Flight Attendant has a scheduled layover of five (5) or more hours scheduled block-in to scheduled block-out.

B. Per Diem

                    1.  Commencing with the first of the month following ratification of this Agreement, Flight Attendants shall be paid a per diem allowance of $1.55 per trip hour (fractions will be prorated). Thereafter, per diem rates shall be increased $.05 annually effective on the anniversary of the above date for the following four (4) years.

                    2.  A Flight Attendant will receive per diem for each trip hour (from report time in Base to release time in Base), training away from base, while on hot reserve, temporary assignment or any other duty away from base assigned by the Company.

3. Per Diem will be included in the first payroll check of the following month, and will encompass all per diem owed for the previous month.

C.	Transportation

1.
The Company will provide transportation between the airport and the lodging facility. If there is no suitable eating facility at the hotel or within reasonable walking distance (taking into account environmental conditions), transportation will be provided to a restaurant. If the usual transportation from the airport to a hotel is not available within thirty (30) minutes following block-in, the Company will reimburse a Flight Attendant for cab fare to the hotel. A Flight Attendant using a taxi pursuant to this paragraph must contact Crew Scheduling prior to calling for the taxi to advise them of the circumstances. The Flight Attendant must provide the Company with a receipt when she files for reimbursement. Only one taxi per flight crew will be provided in these circumstances.

2.
When a Flight Attendant agrees to drive her personal vehicle at the request of the Company, she will be reimbursed at the current Company mileage rate or $.36 per mile point to point and return, whichever is greater. A Flight Attendant will not be required to drive her personal vehicle.

3.
The Company will provide travel on a booked basis when a Flight Attendant is deadheading on-line to/from the Flight Attendant’s base and the point of her assigned duty. If the Flight Attendant is bumped from such flight, the Company will book the Flight Attendant on a positive space/must ride basis on the next available on-line flight.

D.	General

1.	The Company will pay any fee associated with local and /or toll free calls made from a layover hotel.

2.
When, due to irregular operations, special assignments, etc., a Flight Attendant incurs lodging or transportation expenses, she will be reimbursed upon presentation of receipts for such expenses, provided she requests and receives advance approval for such expenses.

3.
At base or another location of the Flight Attendant’s choice where free parking is not available, the Company will pay for the cost of parking while the Flight Attendant is performing duty. The Company will not be required to pay for parking at more than one (1) location per Flight Attendant, Co-Terminal operations notwithstanding.

4.
Paying for parking at a location other than the Flight Attendant’s base shall be required only when such employee parking is available and only to the extent of what the parking would have cost at the Flight Attendant’s base.

5.
The Company will reimburse each Flight Attendant for the cost of passports and visas. The Company shall also reimburse the Flight Attendant for any airport government charges incurred in traveling on Company business.

6.	Co-Terminal Bases

a.
A Co-Terminal Base is defined as a base that contains more than one airport to which Flight Attendant may be assigned duty. (e.g. John F. Kennedy/LaGuardia/Newark, Dulles/Washington National/Baltimore, etc.) In the event the Company chooses to establish Co-Terminal Bases the following terms shall apply:

b.
The Company will make every reasonable effort to schedule a Flight Attendant to begin and end a trip at the same airport. In the event a Flight Attendant finishes a trip at a different airport from the airport at which the trip originated, the Company will provide ground transportation to the originating airport. Such transportation between co-terminals will be considered deadhead. Upon conclusion of the discussions provided for in e. below an appendix for travel time between co-terminal airports will be published.

c.	The Flight Attendant’s duty time will end upon return to the originating airport.

d.	The Company shall be responsible to ensure that the Flight Attendant does not incur parking expenses in a co-terminal base that would not be incurred if she were based in a single-airport base.

e.
At least 60 days prior to opening any co-terminal base, the Company will notify the Union and meet to discuss the operation. The parties may agree to other or different conditions applicable to a specific co-terminal operation.

7.	Lodging and Per Diem for New Hires

During initial new hire training all Flight Attendant trainees will receive double-occupancy lodging and Per Diem, provided their residence is outside a 50-mile radius of the training location.

ARTICLE 5

MOVING EXPENSES

A.	Eligibility

Successful vacancy bidders, Flight Attendants moving to a domicile upon initial employment, and Flight Attendants making domicile swaps are not entitled to moving expenses. The Company will pay moving expenses when a Flight Attendant is involuntarily displaced to another domicile for any reason.

B.	Moving Benefits

A Flight Attendant eligible under the preceding paragraph shall be entitled to:

1.
Actual moving expenses for a professional mover, including packing materials, shipping and insurance, of household goods and effects up to a total weight of 10,000 lbs. Packing, unpacking, extra insurance and storage are not covered. The mover must be approved by the Company.

2.
The Company will reimburse a Flight Attendant at the current Company mileage rate or $.36 per mile, whichever is greater, for up to two (2) of the Flight Attendant’s registered vehicles driven to the new domicile, using the most direct mileage between domiciles. One car may be moved prior to the move of the primary residence, and the other (or both) cars would be moved in conjunction with the actual move.

3.
The Company will reimburse a Flight Attendant for meals and lodging for the Flight Attendant and her immediate family for the time required to travel to the domicile up to five days. A Flight Attendant will be removed from trips and pay protected for the trips missed which conflict with the time allowed for travel. A day of travel shall be considered a minimum of three hundred fifty (350) miles by the most direct AAA mileage. The daily allowance for meals shall be $25.00 per day for the Flight Attendant, $25.00 per day for the spouse traveling with the Flight Attendant, and $15.00 per day for each dependent traveling with the Flight Attendant.

4.
The Company will pay up to two hundred dollars ($200.00) for termination and hook-up of gas and electric utilities, telephone and cable television (excluding deposits) resulting from a move to a new domicile.

5.	If a lease is broken as a result of moving to a new domicile, and a penalty is incurred, the Company will pay the penalty, not to exceed two (2) months rent.

6.
If immediate occupancy of the new residence is impracticable because of time constraints imposed by the Company, the Company will pay meal and lodging expenses (consistent with paragraph B. above) for up to seven (7) days. The Flight Attendant will make every effort to minimize this expense. If the moving company reimburses the Flight Attendant for these expenses, the Company will have no obligation to make any additional payment.

7.
The Company’s liability for moving expenses under this Article shall not exceed seven thousand dollars ($7,000). Payment for cost of moving household goods shall be paid directly from the Company to the moving vendor. All other eligible benefits set forth in this Article shall be paid to the Flight Attendant as per B. of this Article.

C.	Moving Days

A Flight Attendant who is moving her primary residence will be entitled to four (4) consecutive days off (inclusive of scheduled days off) for a move of seven hundred (700) miles or less, plus one (1) additional day off for each three hundred fifty (350) additional miles. These days off are to be taken in conjunction with the actual move. The Flight Attendant will be paid for the value of any trip(s) missed. Moving days may not be requested during the weeks of Thanksgiving, Christmas, and New Years. The Flight Attendant will coordinate scheduling of days off for moving with the Director of Inflight.

D.	General

1.	If a Flight Attendant elects not to move, the Company will pay the Flight Attendant two hundred fifty dollars ($250.00), which need not be verified by receipts.

2.
When the Company is required to pay moving expenses, nothing in this Article is intended to prevent the Company and the Flight Attendant from agreeing to an amount to be paid to the Flight Attendant in lieu of the expenses set forth in this Article.

3.
When the Company is required to pay moving expenses, the move must be coordinated with the Inflight Department. Moving expenses should be submitted within thirty (30) days after incurring the expenses. Receipts must verify all moving expenses. The Company will not be liable for any damages incurred during moving.

4.	The Company will not be responsible for paying any expenses incurred under this Article after one (1) year from the actual effective date of the Flight Attendant’s assignment to the new domicile.

5.
If a Flight Attendant elects to move herself, the rental truck and/or trailer, packing materials, insurance, fuel, and two hundred dollars ($200.00) to offset other costs not included in this paragraph, will be paid to the Flight Attendant.

6.
A Flight Attendant who is eligible for Company paid moving expenses may elect to have her move paid from a location other than the domicile from which the Flight Attendant is being transferred. However, the Company's financial responsibility will not exceed the cost of moving the Flight Attendant from the domicile from which she transferred to her new domicile.

ARTICLE 6

SCHEDULING

A.	Staffing

It is the Company’s responsibility to determine adequate staffing levels taking into account all known flying, vacations, known sick leave, scheduled training, Company related business, and all known absences.

B.	Bidding and Awarding of Monthly Schedules

The Company will utilize and maintain a Preferential Bidding System (PBS), meeting the requirements in this Article and any other terms which have been mutually agreed upon by the Company and Union, for the construction and awarding of flight schedules. The Company will provide a means of distribution and receipt of monthly bid packages and awards so that all Flight Attendants have access to the bid process. This will include allowing the Flight Attendants to confirm the Company's receipt of their bids.

1.	Eligibility to Bid

A Flight Attendant who will begin a known training event, e.g. Initial (from the beginning of ground school to completion of OE), New Equipment, or Recurrent Training during the bid period may bid a schedule for that portion of the month which she will be available.

2.
A Flight Attendant who will be available to work during any part of the month will be allowed to bid during the bidding process, and will be awarded a schedule for that portion of the month which she will be available.

3.
A Flight Attendant must bid on an approved format submitted to Crew Planning/Scheduling. A Flight Attendant will use the electronic bid system set up by the Company unless an alternative method has been approved by the Company.

4.	Bid packages will be made electronically available via a home access computer system and the Company computer terminals located in each Base on or before the date of bid package distribution.

5.	Bidding time line:

a.	Bid packages will be made available to all Flight Attendants at each base at or before 1200 hours on or before the 13th of the month prior to the bid period.

b.	A Flight Attendant must submit her bid by 1200 hours on or before the 17th of the month prior to the bid period.

c.	The bid award will be made available to all Flight Attendants by 1200 hours on or before the 20th of the month prior to the bid period.

d.	A Flight Attendant failing to make a bid or failing to meet the deadline will be assigned a line in the awards as per her default bid.

6.	The PBS System will generate, track, and provide each Flight Attendant a unique receipt for each bid supplied by the Flight Attendant.

7.
All eligible Flight Attendants may bid for lines at their Base. All bids shall be awarded in accordance with seniority. Awards will be published and made available to all eligible bidders in each Base, either electronically or hard copy, or both.

8.	The Company shall make only the necessary adjustments to awarded lines to correct errors and to ensure minimum days free from duty.

9.	a. Flight Attendants will bid utilizing the preferential bidding system.

          b. Reserve line preferences will be used to construct reserve lines. When the capacity is available through the PBS vendor, awarding of Reserve lines will be through the PBS System.

          c. Guaranteed Low Time (GLT) lines will be bid and awarded within each base in seniority order from a standing GLT lines list.

          d. CDO lines will be constructed manually and posted as complete lines, to be bid concurrently with other lines.

          e. Composite lines will be constructed after all other lines are completed.

C.	Pairing Construction

It is the responsibility of the Company to prepare and publish the pairings to be bid on by the Flight Attendants. The Company will consult with the Scheduling Committee in the preparation and review of the pairings.

1.
The parties will meet and confer quarterly or at such other times as mutually agreed upon to review criteria for the construction of pairings to be used in the scheduling of Flight Attendants and may jointly agree to modify the criteria from time to time. The objectives for the construction of pairings will be to:

a.	Maximize the Flight Attendant’s flight time during a given duty period.

b.	Ensure the ability to carry out the marketing schedule while maintaining on-time performance and schedule completion.

c.	Maintain a mix of pairing types, e.g. 1-day, 2-day, 3-day, 4- day or 5-day trips.

d.	Ensure stability and continuity from one bid period to the next.

2. All pairings used for the scheduling or assignment of Flight Attendants will comply with all other applicable provisions of the Agreement.

D.	Contents of the Bid Package

1.	The bid package for each Base will contain the following information:

a.	All known flying arranged in trip pairings including the following schedule information. The Company may withhold up to five percent (5%) of known flying.

i.)	Report and release times.
ii.)	Pairing number.
iii.)	Flight number.
iv.)	Block and credit time of each segment.
v.)	Block and credit time of the pairing.
vi.)	Duty time.
vii.)	Ground time.
viii.)	Deadhead time.
ix.)	Originating, intermediate, and terminating station.
x.)	RON information, including hotel information, ground transportation, etc.
xi.)	Minimum required rest.
xii.)	Trip time (time away from Base, or TAFB).
xiii.)	Aircraft type (e.g., EM3,EM4,EM5).

b.	A list of Flight Attendants eligible to bid in each Base (bid eligibility list).

c.	Awarded or assigned temporary vacancies.

d.	An anticipated number of Regular lines.

e.	An anticipated number of Composite/Reserve lines.

f.	The number of GLT lines.

~~g.~~ 	Check Flight Attendants.

h.	Reserve windows (defined twelve (12) hour callout blocks).

i.	Known training assignments including applicable credit. Training dates will be published two (2) months prior to training date and awarded one (1) month prior to scheduled training date.

j.	A list of Flight Attendants who are due for recurrent.

k.	All awarded and available vacation time.

2.	Following distribution, the Scheduling Committee may review the bid packages for each Base. The review of a bid package will be completed within twenty-four (24) hours of its distribution.

3.
When an error or violation is found that would affect a PBS award, the Company will reissue the affected bid package if necessary and may adjust the time and dates for bidding, awarding, review and distribution required for the correction.

E.	Line Construction - Preferential Bidding System

1.	The following procedures will precede line construction:

a.
The Company will apply any known absence to a Flight Attendant’s schedule. The virtual credit value of the known absence(s) will be reflected in the total value of the line for purposes of the line building parameters according to F.3 below.

b.	The following virtual credits will apply to absences that are known prior to the close of bids:

i.)	Company business	5.00 hrs/day
ii.)	Training	4.00 hrs/day
iii.)	Union Leave	5.00 hrs/day
iv.)	Jury Duty Leave	5.00 hrs/day
v.)	Military Leave	4.00 hrs/day
vi.)	Company Offered Leave (COL)	3.00 hrs/day
vii.)	Medical Leave	2.60 hrs/day
viii.)	Workers Comp	2.60 hrs/day
ix.)	Maternity Leave	2.60 hrs/day
x.)	Family Medical Leave	2.60 hrs/day
xi.)	Personal leave	2.60 hrs/day
xii.)	Non-pay Status	2.60 hrs/day
xiii.)	Furlough	2.75 hrs/day
xiv.)	Resignation	2.50 hrs/day
xv.)	Retirement	2.60 hrs/day
xvi.)	Other	2.60 hrs/day
xvii.)	Vacation	18.00 hrs/week
xviii)	VAC-DAT	3.60 hrs/day
xix)	DH travel training day	3.00 hrs/day

c.	If a Flight Attendant is withheld from service by the Company at the time of bid closing she will bid for a schedule for the following bid period in accordance with this section.

d.
When awarded in a line, recurrent ground training, recurrent check rides, or any Company business, will not reduce a Flight Attendant’s days off to less than the scheduled minimum as set forth in Article 24 (Hours of Service).

e.	No later than forty-eight (48) hours prior to the closing of each bid period, the Company will make available to the Scheduling Committee the bid eligibility list including known absences.

i.)
If the Scheduling Committee discovers an error or a violation of the Agreement in the bid eligibility list before the bids have been awarded, the committee will notify the Company as soon as practical. Prior to awarding the bids, the Company will correct any error or violation that would affect the accuracy of the PBS award.

ii.)
Prior to awarding the bids for specific equipment and position, the Company will correct any error or violation that it discovers in the bid eligibility list that would affect the accuracy of the PBS award.

2.
Each Flight Attendant’s schedule will be constructed by the Company utilizing the PBS. The PBS will determine the number of Regular lines to be constructed. Until the PBS is capable of constructing CDO lines, Composite lines and/or Reserve lines that comply with this Agreement, the Company will manually construct such lines. All Regular lines, CDO lines, Composite lines, and Reserve lines will be awarded and/or assigned in accordance with a Flight Attendant’s seniority, bid preferences and this Agreement.

                           3. The PBS System, in accordance with this Agreement, will construct:

a.	As many Regular lines as practicable containing no less than 75 credit hours, and no more than 92 credit hours (100 credit hours upon PBS implementation of i.) below) which include:

i.)
The Company and the Union will jointly work with the PBS vendor to develop and implement options to create Regular lines to allow for Low Time Schedules (LoSked), Average Line (AveLine) and High Time Schedules (HiSked).

ii.)	A Regular line holder will not be assigned charters or reserve days unless the line holder bids for each respectively.

iii.)	Regular lines will not contain out of Base trips.

iv.)	All lines will have no less than the minimum days off in Base as provided for in Article 24 (Hours of Service)

b.	Guaranteed Low Time Lines

i.)
Guaranteed Low Time (GLT) Holder is defined as a Flight Attendant who shall bid for a line that consists of no less than thirty-seven and a half (37.5) credit hours and no more than 52 credit hours. When a Flight Attendant is awarded a GLT line, her guarantee will be thirty-seven and a half (37.5) credit hours.

ii.)
The Company and the Union will continue to work with the PBS vendor to achieve automation of administration of GLT lines. Until the PBS system is capable of generating GLT lines, the current job share program shall remain in effect.

iii.)
A designated GLT Flight Attendant’s monthly schedule will be awarded by the PBS system in seniority order within base, from her bid submitted monthly or if no bid was submitted a line will be awarded based on her default bid.

iv.)
A Flight Attendant desiring to remove herself from the list of GLT Flight Attendants must give written notice to her Inflight Supervisor before the end of the second month prior to the month in which the removal is to be effective (e.g. no later than May 31 for removal from GLT for July).

v.)	The number of designated GLT Flight Attendants will not exceed 10% of the total workforce and may not exceed 20% of the total Flight Attendants in a given base.

vi.)	A Flight Attendant granted GLT status must remain in such status for a minimum of six (6) months.

vii.)	GLT Flight Attendants will accrue their Sick/Vacation time at one-half (½) the normal rate.

viii.)	Current Job Share Holders will be Grand-fathered into the Program.

ix.)
GLT holders shall be limited to trading and picking up of open time pairings such that they shall not exceed sixty (60) hours per month, unless there are insufficient reserves or volunteers to cover available open time. The Company will notify the Union of any situation that requires allowing GLT holders to exceed 60 hours.

x.)	See Letter of Agreement #4 for GLT selection process and benefits.

                                                     xi.) GLT Holders will advance on the pay scale at the same rate as all other Flight Attendants based on active service or as otherwise provided for in this Agreement.

            c. Continuous Duty Overnight Lines (CDO Lines)

                                                       i.) The Company may construct CDO pairings. Such CDO pairings will consist of one (1) duty period and will not be constructed back-to-back except within pure CDO lines.

                                                      ii.)  A Flight Attendant on a pure CDO line will be scheduled days off in accordance with Article 24 (Hours of Service) of this Agreement. However, a Flight Attendant will not be scheduled for more than four (4) consecutive CDOs. A minimum of three (3) days off will follow any block of four (4) consecutive CDOs.

iii.) CDOs will be scheduled with a minimum of five (5) hours of ground time, block in to block out. If less than four (4) hours of ground time is realized, a Flight Attendant must have twelve (12) hours off duty during her next scheduled rest period.

iv.) A CDO trip pairing shall not be scheduled for more than five (5) legs, including deadheads. After the ground time in paragraph c. above, the Flight Attendant may have no more than two legs returning her to her Base.

v.) A Flight Attendant will not be required to participate in training without her consent during the scheduled ground time on a CDO.

vi.) No Flight Attendant will be scheduled/rescheduled from a CDO trip to any other trip, other than another CDO.

vii.) CDO trips will terminate and the Flight Attendant will be released upon first arrival at her Base following the CDO period.

viii.) A Flight Attendant awarded or assigned a CDO pairing that is not part of a pure CDO line will be released to rest upon completion of that pairing and will not be required to be available for an assignment prior to 0500 on the following day.

d. Composite Lines

i.)  Composite lines will contain days off in accordance with Article 24 (Hours of Service) and may contain some CDOs and reserve duty days. Composite lines may also contain charters.

ii.) To the extent practicable, the PBS will construct Composite lines with a minimum of out-of-Base trips and reserve assignments.

iii.) Composite lines will be credited at four (4) hours virtual flight credit toward the PBS minimum window for each day of reserve.

e. Reserve Lines

A Flight Attendant who is not awarded or assigned a Regular line, Composite line, or CDO line will be awarded or assigned a Reserve line.

i.)	A Reserve line will contain:

a.)	Reserve days and at least the minimum days off as provided for in Article 24 (Hours of Service),

b.)	In Base reserve days,

c.)	Out of Base reserve days and associated deadhead, if applicable, in accordance with this Article,

d.)	Type of reserve (i.e. Reserve call out periods in 12 hour blocks).

ii.)	Regular reserve days will be credited at four (4) hours flight credit toward the PBS minimum window for each day of regular reserve.

iii.)
The Company will determine the need for reserves as provided for in this Article for each day of the bid period. Reserve lines will then be constructed using the bid preferences of the Flight Attendant.

iv.)
Flight Attendants who bid reserve may bid preferences for: specific days off, weekends off, consecutive days off, training, and such other options as may be integrated into the PBS. Preferences will be awarded in seniority order.

4. After the Company has completed the line construction process utilizing the PBS, additional pairings will not be added to or removed from a Regular, CDO, GLT or Composite (other than reserve assignments) line except as otherwise provided for in this Agreement.

5. The Company will complete the line construction process no later than forty-eight (48) hours after the closing of bids. After the line construction process has been completed, the Company will notify the Scheduling Committee as far in advance as practical of the time that the lines will be ready for review. Before distribution of the bid award, the Committee will have twenty-four (24) hours to review the lines for compliance with this Agreement.

a.	When the Committee reviews the lines, the Company will:

i.)	Release from schedule up to two (2) members of the Committee.

ii.)	Release from schedule additional members of the committee if the Company and the Union determines they are required, and provided there is adequate reserve coverage.

iii.)	Cover Flight Pay loss for the designated Committee members, which will be considered Union Leave and will be reimbursed to the Company by the Union as per Article 12 (Leaves of Absence).

b.
A member of the Committee who reviews the lines on a day off will have the option to receive flight pay equal to five (5) hours above guarantee, which will be considered Union Leave and will be reimbursed by the Union as per Article 12 (Leaves of Absence).

c.
The Committee will promptly notify the Company if it discovers an error or violation of the Agreement in the lines. The Company will conduct a re-run of the bid award if a Regular, Composite or CDO line does not comply with the Agreement or contains an error resulting from a discrepancy in the bid eligibility list, a computer or software (PBS) malfunction or an omission of a known absence or activity. Any error or violation of the Agreement in a reserve line for a category will be corrected prior to distribution of the bid award for that category.

d.	If the Company conducts a re-run of the lines, the committee will expedite any additional review necessary to complete the process.

e.	The Union’s Scheduling Committee will notify the Company immediately if it does not wish to review the lines.

6. If the Company conducts a re-run of the lines, the distribution of the bid award may be delayed but will be distributed promptly after completion of the re-run. Unless the Company and the Union agree otherwise, a re-run of a bid award will not be conducted once the bid award has been distributed.

    F. Displacements

1.
Following distribution of the bid award, the Company may displace a Flight Attendant from her awarded or assigned pairing for the purpose of completing another Flight Attendant’s OE. The displaced Flight Attendant will either be released from duty for the remainder of the day or reassigned to a trip scheduled to end within her original trip hour period. The Flight Attendant will be credited with the greater of the value of the trip originally assigned or the trip to which she was reassigned, if any.

2.
If more than one (1) Flight Attendant is assigned to the same trip, the senior Flight Attendant will have the choice of flying the trip or not. The Flight Attendant not flying the trip will either be reassigned to a trip, during the days spanning the original trip, or released from duty for the remainder of the day and will be credited with the greater of the value of the trip originally assigned or the trip to which she is reassigned, if any.

3.
A Flight Attendant who has been displaced from a trip pairing shall contact crew scheduling for assignment after 1700 base time on the day before each day of the trip from which displaced. (Agreed 6-1-04)

4.	If the Flight Attendant was originally assigned an out and back trip pairing or if it is the first day of a multi day trip, Crew Scheduling may reassign a trip according to the following:

a.	If the original report time was before 1000, then Crew Scheduling may reassign a trip pairing that starts at the original report time or later.

b.	If the original report time was after 1000, then Crew Scheduling may reassign a trip pairing that starts no earlier than two (2) hours before the original report time, but no earlier than 1000.

5.
On subsequent days of a multi-day trip pairing, a Flight Attendant will not be reassigned a trip starting earlier than 1000 unless given the assignment two (2) nights prior to the assignment without concurrence of the Flight Attendant.

6.	The reassignment will end no later than the originally assigned trip pairing without the Flight Attendant’s consent.

7.	The Flight Attendant will not be reassigned any type of reserve without her consent.

8.	If crew scheduling has no assignment at the time of contract from the Flight Attendant, then she shell be given the day(s) off free from duty.

G.	Posting and Assigning of Open Time

1.	The Company will post all open time by base, after the final bid award, and update the post on a continuous real time basis.

2.
Open time that becomes available during the bid period shall include but not be limited to; pairings or portions thereof dropped because of illness or injury, vacations, leaves of absence, training, charters, extra sections, other revenue flying, trips dropped for personal reasons or those pairings the PBS is unable to award or assign in the line construction process.

3.
All open time not awarded or assigned that becomes available after the bids are awarded or assigned will be picked up in the following order, provided that such assignment shall not conflict with the FAR or any other provision of this Agreement:, provided, however, that open time may be assigned to an in-base reserve at any time.

a.
Awarded to any Flight Attendant in the Base where the Open time exists, on a first-come, first-served basis, who volunteers for the open time assignment at least forty-eight (48) hours in advance of the scheduled show time. This will not restrict Scheduling from awarding open time within forty eight (48) hours of the scheduled show time; then;

b.
Awarded to any other Flight Attendant from another base, on a first come, first served basis, who volunteered for open time at least forty-eight (48) hours in advance of the scheduled show time. This will not restrict Scheduling from awarding open time within forty- eight (48) hours of the scheduled show time. The Out of Base Flight Attendant is responsible for getting to the assignment and back home from the assignment, then;

c.	Assigned to a reserve Flight Attendant from another base (this step may be skipped); then

d.	Assigned to a supervisory Flight Attendant, if no other Flight Attendant is available for such assignment without delaying or canceling the flight.

H.	Open Time, Drops, Adds and Offers.

1.	The Company and the Union will continue to meet with the PBS vendor in developing and implementing an automated Trip trading / dropping / adding/offering system.

2.	Drops

A Flight Attendant may “Drop” trip(s) from her line as provided below. A Flight Attendant may submit a request to Crew Planning/Scheduling at any time to drop a pairing. If sufficient reserves are available the request will be approved. The Company may deny a line holder’s request to drop a pairing if there is insufficient reserve coverage to operate the pairing. Drop requests must be submitted no later than 48 hours prior to the report time of the trip. The 48 hour requirement may be waived by the Company

a.
Trip drop(s) that are submitted seven (7) days or more prior to the date of the earliest proposed drop will be approved or denied at least forty-eight (48) hours prior to the report time for the earliest trip being dropped.

b.
Trip drop(s) that are submitted less than seven (7) days prior to the date of the earliest proposed drop will be approved or denied no later than twenty-four (24) hours before the report time for the earliest trip being dropped.

3.	Adds

A Flight Attendant may “Add” trip(s) to her line from Open Time, as provided in Paragraph G. above. A selected trip must not conflict with any existing assignments and all FAR and contractual legalities must be observed.

4.	Offers

The Company and the Union will continue to meet with the PBS vendor in developing and implementing an electronic system whereby a Flight Attendant may “Offer” trip(s) which she would like to drop from her line. If another Flight Attendant selects the offered trip, and the exchange satisfies the requirements for a “mutual trade” as set out below, the trip will be dropped from the offering Flight Attendant’s line and inserted into the adding Flight Attendant’s line. Until the offered trip is selected by another Flight Attendant, and the offering Flight Attendant has confirmed with Crew Scheduling that the trip has been removed from her schedule, the offering Flight Attendant will remain responsible for the trip(s). A selected trip must not conflict with any existing assignments and all contractual legalities and FAR must be observed.

5.
A Flight Attendant who Drops, Offers or Adds will have her guarantee adjusted either up or down to reflect the addition or reduction of flight time as provided in Article 3 (Compensation) of this Agreement.

6.	Requests for Drops, Adds or Offers may be made verbally over a recorded line, electronically, in writing, or by any other means mutually agreed upon by the Company and the Union.

I.	Mutual Trade Procedures

1.	A Flight Attendant may participate in up to 7 trades each month.

2.	Trip trade requests may be for a partial or an entire trip.

3.	A Flight Attendant who has requested a trade will remain responsible for her original assignment until she has been notified that the trade or drop has been approved.

4.
Mutual trip trade requests may be submitted in writing (signed by both Flight Attendants), verbally over a recorded line with all parties involved agreeing to the trade, via the internet, or through any other means implemented in the future with the mutual agreement of the Company and the Union.

5.
Trip trades submitted to Crew Planning/Scheduling should be submitted no less than forty-eight (48) hours prior to the date of the earliest proposed mutual trade. Crew Planning/Scheduling or the participating Flight Attendants may waive the forty-eight (48) hour requirement.

6.
Trip trades must not violate any FAR or any section of this Agreement. Crew Planning/Scheduling may require up to a ninety (90) minute buffer when there is a potential for illegality under the FAR or this Agreement. If a trade is not approved, the Flight Attendant will be advised of the non-approval and the reasons for the denial.

7.	A Flight Attendant who loses time from her schedule because of a trip trade or drop will have her guarantee adjusted as provided in Article 3 (Compensation) of this Agreement.

J.	Notification on Layover

1.	The Company may attempt direct contact with a Flight Attendant during a layover subject to the following conditions:

a.	Any time during the layover in the case of a personal or family emergency affecting the Flight Attendant.

b.	Within one (1) hour after block in time or one (1) hour before scheduled show time for notification of a change in show or schedule or to avoid a FAR violation.

2.
Unless provided for in 1 above, the Company may NOT directly contact a Flight Attendant during any layover that is less than nine (9) hours. The Company may attempt to make indirect contact with the Flight Attendant through means of hotel resources (such as, but not limited to, having the desk activate the phone message light, a hand written note under the door, message at the front desk).

3.
Should a Flight Attendant be directly contacted during a layover outside of the limitations set forth in this paragraph, with the notable exception of a personal or family emergency affecting the Flight Attendant, the Flight Attendant’s minimum rest will be extended by 30 minutes. The Flight Attendant may waive this requirement.

K.	Modifications, Reschedules

1.
A modification/reschedule is any change to a pairing after its first distribution as a final bid award. The Company may modify a pairing in order to meet operational necessity within the original trip hour period.

2.
Unless the Flight Attendant consents and/or other mutually agreed upon arrangements are made between the Flight Attendant and Crew Planning/Scheduling, a Flight Attendant’s pairing will not be modified to extend the pairing into any of her days off for any reason except for circumstances beyond the control of the Company (e.g. weather, mechanical).

3.	All rescheduling will be in accordance with and subject to all other applicable provisions of this Agreement.

4.	A Flight Attendant holding a reserve line who has received a trip assignment may be rescheduled within the limitations of Articles 6 and 24 (Scheduling/Hours of Service).

5.	After the publication of the final bid award, a Flight Attendant holding a Regular or Composite line may be rescheduled within the limitations of Articles 6 and 24 (Scheduling/Hours of Service).

a.	When a Flight Attendant is rescheduled prior to the date on which a pairing (i.e. flight, ferry, training or deadhead assignment) is scheduled to commence, the following will apply:

i.)	When the Company notifies a line holder of a reschedule, the notification will be in a timely and appropriate manner.

ii.)
The Flight Attendant will not be given an assignment that is scheduled to operate earlier than the scheduled report time of her original pairing without the consent of the Flight Attendant unless the original scheduled report time was after 1000, in which case she may be assigned to report earlier than the original report time, but no earlier than 1000.

iii.)
The Flight Attendant will not be given an assignment with a scheduled release time more than two (2) hours later than the original scheduled release time, without the Flight Attendant’s consent. On a multiple day pairing, the release time will be considered to be the scheduled release time on the last day of the originally scheduled assignment.

b.	When a Flight Attendant is rescheduled on the same day on which a flight or deadhead assignment is scheduled to operate, the Company will notify the Flight Attendant and, at its option:

i.)	Direct her to remain on rest if she has not reported for duty;

ii.)	Assign her to complete any remaining flight segment(s) in the pairing;

iii.)	Assign her to remain available for repositioning of the crew and/or aircraft;

iv.)	Assign her to another pairing with a scheduled release time no more than 2 hours later than the scheduled release time on the last day of her original pairing;

v.)
Assign her to remain “airport available” up to two (2) hours following notification of rescheduling. While “airport available” the Flight Attendant will remain readily available for any flight or deadhead assignment with a scheduled release time no more than two (2) hours later than the scheduled release time of her original scheduled pairing. If the Flight Attendant has not been assigned after two (2) hours of “airport available”, she is released.

vi.)
Release her from all duty. Once released, she will not be required to remain telephone available for the duration of the original pairing. For a multi-day pairing, the Flight Attendant shall contact Crew Scheduling after 1700 hours the day preceding each remaining day of the original pairing. If there is no assignment she will be released for the following day.

vii.)
Provided the Flight Attendant supplies crew scheduling with contact information while on a trip, notification of a modification or rescheduling of the Flight Attendant’s assignment will be by direct contact between Scheduling/Planning and the affected Flight Attendant.

6.
In the event of an equipment substitution of a single Flight Attendant aircraft for an aircraft scheduled with two Flight Attendants (e.g. EMB 170- EMB 145, etc.), the senior Flight Attendant will have the option of working the modified pairing or becoming subject to reassignment in accordance with L. below. The junior Flight Attendant will then either work the modified pairing or be subject to reassignment in accordance with L. below.

L.
A Flight Attendant holding a Regular line who becomes subject to rescheduling shall not be placed on reserve. Rescheduling must be within the limitations of Articles 6 and 24. A Flight Attendant scheduled for a single day trip will not be rescheduled for a multi-day trip. A Flight Attendant subject to be rescheduled pursuant to this section will be paid the greater of her actual or rescheduled trip, if any. A Flight Attendant who voluntarily “Adds” trips from Open Time, and whose trips are subsequently canceled will not be required to be available on the same day(s) of her trip, nor will she be pay protected for the trip.

M.	Reserve Duty

1.	General

a.
When the Company has a flight assignment to cover, Crew Scheduling will call reserve Flight Attendants in reverse order of seniority as long as all other factors are equal and taking into account operational requirements for the base (e.g., a senior Flight Attendant on reserve is available for two (2) days and a junior Flight Attendant is available for four (4) days. A two (2) day trip is open. The senior Flight Attendant could be assigned if the Company felt it was in its best interest. If both Flight Attendants were available for two (2) days and all other factors were equal, the junior Flight Attendant will be called first).

b.
Reserve periods with twelve (12) hour callout periods, will be designated by the Company and published in the bid package to be bid on by the Flight Attendant group. The Company will establish the number and start time of the reserve periods. Each reserve period will begin and end in the same day.

c.	Preferences in the bidding for reserve periods will be awarded in seniority order from among Flight Attendants indicating a preference in the respective Base.

d.
A reserve Flight Attendant will not be required to be available during more than one (1) reserve period in any day. A Flight Attendant on reserve will not be scheduled to be on call in excess of twelve (12) hours in a day. A Flight Attendant on reserve shall not be assigned to a flight assignment that is scheduled to exceed fourteen (14) hours.

e.
A reserve Flight Attendant will not be rescheduled from an awarded reserve period/type to another reserve period/type without at least 18 hours prior notice from the start of the old or new reserve period whichever is earlier.

f.	A reserve Flight Attendant will not be required to be available on a day off or during a rest period, but will be required to be available during her reserve periods.

g.	A reserve Flight Attendant will not be required to start a callout period with less than the minimum rest required by Article 24 (Hours of Service).

h.
For the purposes of calculating days off, a reserve day will be considered a day of work. The Company will not move days off once awarded. A Flight Attendant on reserve who is assigned a RON that extends into a day off will be given the option of receiving day off pay pursuant to Article 3, or having that day off restored in the current or following month. The Company will not make such assignment if there is another reserve available in the Base, and calling out such reserve will not delay the flight.

i.
The Company will make an assignment to an available reserve Flight Attendant as far in advance as practicable. The assignment, when given for the same day, must be scheduled to commence no later than 2 hours after the end of the Flight Attendant’s reserve period.

j.	Reserve and Composite lines will be built to provide coverage for the Company’s anticipated needs and will also include the type(s) and time of the reserve period.

k.
A Flight Attendant assigned to sit reserve in another Base will be paid per diem and will be provided with hotel accommodations for multi-day reserve assignments or a single day assignment to sit reserve for more than 5 hours. Multi-day out-of-Base reserve assignments will not exceed four consecutive days from report to release at her permanent Base.

2.
A Flight Attendant on reserve who is assigned a trip pairing if removed from the assignment or upon completion of her assignment will either be given another assignment commencing within the reserve period or remain on call in accordance with the following table:

Time remaining of Original Callout Period	Hours of Remaining Availability
0 to 59 minutes	0
1 to 2:59	1
3 to 4:59	2
5 to 6:59	3
7 to 9:59	4
10 +	5

3.	Upon completion of a trip assignment a reserve Flight Attendant shall contact scheduling prior to leaving the Base.

4.
When a reserve Flight Attendant is given an assignment for a future date, her duty time for pay and rest will commence at the scheduled report time of the assignment. When a Flight Attendant is given an assignment for the same day, her duty time for rest calculation will commence at the time she is notified of the assignment, and pay shall commence at report time.

5.
The Company may, in its discretion, release a Flight Attendant from a reserve period earlier than originally scheduled. A Flight Attendant on the last day of a reserve sequence may call Crew Planning/Scheduling up to four (4) hours before the reserve shift ends and request early release. If adequate reserve coverage is available, Crew Planning/Scheduling will release the Flight Attendant without penalty to her compensation.

6.
A reserve period will consist of a twelve (12) hour, same-day callout period. The Flight Attendant will be responsible for maintaining her availability during this period to cover potential assignments from Crew Planning/Scheduling.

7.
A reserve Flight Attendant will respond within twenty (20) minutes of first contact from Crew Scheduling. Once a Flight Attendant receives notification of an assignment, she is no longer responsible to be available for contact prior to such assignment until report time.

8.
A reserve Flight Attendant will be subject to a one and one-half (1.5) hour call out unless assigned to a Base where a shorter call out time has been mutually agreed upon by the Company and the Union. A Flight Attendant will make every effort to report earlier. If a Base covers multiple airports a callout time will be mutually agreed upon by the Company and the Union.

9.
A Flight Attendant on reserve may use a “pager” at her expense. However, the Flight Attendant is solely responsible for ensuring the quality of service of the pager, and any malfunction of a pager is solely the responsibility of the Flight Attendant. The Flight Attendant is also solely responsible for ensuring that she remains within the pager’s calling area. A Flight Attendant on reserve will respond to a telephone message or page from the Company within twenty (20) minutes, and such time will be included in the call out time required in paragraph 7 above.

10.	Hot Reserve

a.
A Flight Attendant on hot reserve may be scheduled for ten (10) hours of on premise duty and up to fourteen (14) hours of duty including on premise and scheduled flight assignments. If a hot reserve Flight Attendant receives a flight assignment and concludes that assignment prior to the completion of the ten hours of hot reserve duty, she may be placed back on hot reserve for the remainder of her ten (10) hours of hot reserve duty.

b.	Flight Attendant on hot reserve will accrue flight credit in accordance with Article 3.I.2 (Compensation).

c.	A Flight Attendant will not be required to be on hot reserve in an airport which is not a Base for the Company.

d.
Hot reserve will only be assigned at airports with a company designated hot reserve lounge area. A hot reserve lounge area will have comfortable seating, no public access and noise and lighting can be limited.

e.	The hot reserve assignments will be equitably allocated among the available reserves in each Base in reverse seniority order at the time of the assignment.

f.
In the bid award, the Company may schedule a Composite/Reserve line holder for up to ten (10) hot reserve days. If the Company later determines that it needs additional hot reserves, it may assign a reserve line holder to serve additional hot reserve duty in accordance with this Article and will compensate such Flight Attendant at the rate of twenty-five dollars ($25.00) for each additional hot reserve assignment above ten (10).

N.	Illness or Injury

1.
A line holder who is unable to begin or complete an assignment or portion thereof because of illness or injury will notify Crew Scheduling immediately and will be removed from the assignment. If the assignment was a pairing and the pairing has commenced, it will normally be assigned to a Reserve Flight Attendant.

2.
A Reserve Flight Attendant who is unable to begin or complete an assignment or portion thereof because of illness or injury will immediately notify Crew Scheduling in accordance with Article 27 (Sick Leave).

3.
A Line Holder, who has called in sick on a multiple day pairing and is subsequently able to return to flying prior to the completion of the original pairing, will notify Crew Scheduling of her desire to return to work, in accordance with Article 27 (Sick Leave) E.2.

4.
If the Flight Attendant’s availability to return to work is in the middle of a multi-day pairing, the Company will reinstate the Flight Attendant into her pairing in domicile at the earliest possible time. By mutual agreement between the Flight Attendant and Crew Scheduling, the Flight Attendant may return to her trip at a location other than her base, or be assigned to another trip within the days of her original trip.

5.
If the line holder is not able to return to her pairing because it does not transit her domicile, she may elect to remain on sick leave for the duration of her pairing; or, if the Company agrees, she may be placed on reserve and be credited with 4 hours pay for each day on reserve, or the value of any pairing assigned while on reserve, whichever is greater.

6.	A Flight Attendant who has called in sick for an assignment and is able to report for her next assignment shall notify Crew Scheduling at least six hours prior to the next assignment.

O.	General

1.
If two (2) line holders are scheduled to fly and report for the same pairing, the Flight Attendant who was awarded or assigned the pairing as part of her monthly bid award will fly the pairing. If the pairing was not awarded or assigned to either Flight Attendant as part of her monthly bid award, the more senior Flight Attendant will choose whether she wishes to fly the pairing. The Flight Attendant not flying the pairing will be considered displaced in accordance with paragraph F., above.

2.	On aircraft requiring more than one Flight Attendant, working positions on the aircraft will be chosen by seniority.

3.
If a line holder and a reserve Flight Attendant are scheduled to fly and report for the same pairing, the line holder will fly the pairing. The reserve Flight Attendant will be reassigned in accordance with paragraph F., above.

4.
The Company will provide the Union and the members of the Flight Attendant Scheduling Committee an individual computer identification and log-in for the purpose of accessing the system in order to monitor compliance with the Agreement. Such access will not include the ability to alter a Flight Attendant’s schedule or any parameter of the programs. Each designee will execute an agreement not to reveal her individual computer identification and log-in to any other person, to share computer time or share or discuss any individual’s data with anyone other than the Company and the Union.

5.
The Company will provide the Union’s Scheduling Committee with information regarding the use of the software data used by the system. Changes to the program software that substantially affect the PBS or the daily tracking system will not be implemented without prior consultation between the parties.

6.
A flight scheduled to terminate (duty end time) before 2400 (midnight) will be considered to have terminated on the same day it was scheduled should it actually terminate prior to 0200 the following day.

7.	Flight Attendants based outside of the United States will be subject to this Agreement.

8.	With the concurrence of Crew Scheduling, a Flight Attendant may be released from a last leg to Base deadhead without penalty to her compensation.

9.
When awarded in a line, recurrent training, checkrides, training, or any other Company assigned duty will not reduce a Flight Attendants days off to less than the minimum set forth in Article 24 (Hours of Service).

10.
All communication between the Company and a Flight Attendant with respect to Assignment of Open Time, Trip Drops, rescheduling or other notification or direction will be done via the internet, over a recorded phone line or through such other means as may be mutually agreed upon between the Company and the Union.

11.
Under normal circumstances a Flight Attendant will not be required to occupy the Flight Attendant Jumpseat on a deadhead flight. If required to occupy a jumpseat, the Flight Attendant will receive full flight pay.

12.	Unless otherwise specified in this Article, all times are Local Headquarters time.

ARTICLE 7

VACANCIES

A. Standing Bids

1.
Flight Attendants must submit standing bids indicating order of preference for domicile vacancies. The Company may require Flight Attendants to submit new or updated standing bids at least thirty (30) days prior to any circumstances that may cause the existing bid file to become outdated (e.g., domicile closures, domicile openings or other substantial operational changes, etc.). The Company will give at least 30 days notice to afford the Flight Attendant the opportunity to change the standing bids.

2.	The standing bid file will be maintained by the Company. Standing bids will be available for inspection by any Flight Attendant during normal office hours.

3.
A Flight Attendant may change her standing bid at any time by submitting a new standing bid to the Company. A Flight Attendant must bid on an approved format submitted to the Company by U.S. Mail, overnight express, facsimile, electronically, if available, or any other means mutually agreed upon.

B. Notice of Vacancy

1.	The Company will determine when a vacancy exists. It will post a notice of the vacancy. The notice will specify the domicile at which each vacancy will occur.

2.
Any existing openings as well as projected vacancy openings will be posted by the Company on the first (1st) of every month. If the first of every month is not available, the company will post in a timely manner, as to not interfere with the bidding process.

3.	Bidding will close at 1700 hours seven (7) days after the posting of the notice of vacancy.

4.
A Flight Attendant who has not previously bid between entities with separate operating certificates may bid between such entities to fill a vacancy only if the position the Flight Attendant desires to bid is in a base/code share that does not exist within the entity in which she is currently employed.

5.
A Flight Attendant who has previously bid between entities with separate operating certificates may thereafter bid back to the previous entity only to fill a vacancy in a base/code share that did not exist at the time she bid out of that entity.

6.
A Flight Attendant bidding for a position requiring training before she can perform the duties of such position (e.g., bidding between entities with separate operating certificates), or a Flight Attendant who undergoes initial training to become a Flight Attendant, may not thereafter bid to another position requiring training for twelve (12) months following the completion of such training.

7.	The restrictions of B.4-6 above shall not prevent a Flight Attendant from exercising the rights of Article 11 (Reduction in Force and Furlough) between entities in the event of a reduction in force.

C. Awarding and Assignment of Vacancies

1.	Awards will be posted by 1700 hours four (4) days after the closing of the bid.

2.	The Company will not normally post secondary, tertiary, etc., vacancies caused by filling primary vacancies.

3.	Bids for vacancies will be awarded in order of seniority using standing bids on file as of the date bidding is closed.

4.	If no Flight Attendant bids a vacancy, the Company may assign a Flight Attendant to that vacancy in reverse order of seniority.

5.
The Company will determine the effective date of an award which may be changed provided adequate notice is given and the change is not made for arbitrary reasons. The Company may cancel an award at any time before its effective date.

6.	A Flight Attendant awarded a vacancy will fill the vacancy within sixty (60) days after the effective date of the award.

D. Domicile Swaps

Flight Attendants requesting a mutual domicile swap must submit a request in writing to the Company no later than the first (1st) of the month. Approval of a swap is subject to the following:

1.	The Company will review the mutual swaps on file no later than the third (3rd) of the month and post those mutual swaps that will become effective with the following month’s bid award.

2.
A Flight Attendant who is senior to both petitioners of a base swap may protest said swap in writing within seven (7) days of posting only if the Senior Flight Attendant is willing to take the place of the more Junior Flight Attendants involved in the swap.

3.	If the legitimate protest stands, the remaining Flight Attendant may withdraw the request and no swap will be awarded.

4.	Flight Attendants may not request domicile swaps between entities with separate operating certificates.

E. Temporary Vacancies

1.	A temporary vacancy will be any vacancy anticipated to exist for less than ninety (90) days.

2.
When the Company decides to fill a temporary vacancy, it will, if practicable, fill such vacancy from among qualified Flight Attendants in seniority order who have expressed a desire to fill a temporary vacancy, regardless of domicile. If the vacancy remains unfilled, the temporary vacancy will be assigned to a reserve Flight Attendant in reverse seniority order, insofar as may be practicable.

3.	A Flight Attendant filling a temporary vacancy will be paid per diem and expenses in accordance with this Agreement, through the duration of the temporary vacancy.

F. All times referred to in this Article are local time at the Company’s headquarters.

ARTICLE 8

CHECK FLIGHT ATTENDANTS

A.	General

1.	A Check Flight Attendant is defined as a Flight Attendant who has been selected to become a Check Flight Attendant to perform Line Checks, OE (Operating Experience), and Ramp Checks.

2.	OE, Line Checks and Ramp Checks shall be conducted only by qualified Check Flight Attendants on the Flight Attendant Seniority List or qualified Inflight management.

3.	The performance of Check Flight Attendant duties by Flight Attendants on the seniority list shall not cause those Flight Attendants to become Management Employees.

B.	Selection and Retention of Check Flight Attendants

1.	The selection and retention of Check Flight Attendants shall be at Company discretion but consistent with the following criteria:

a.	A total of one year Flight Attendant experience, with at least nine of those months with Chautauqua Airlines.

b.	Must be a non-probationary Flight Attendant.

c.	A consistent record of adherence to Company policies and procedures.

d.	90% or better on the first attempt on their most recent recurrent test.

e.	No written warning or disciplinary suspension in the prior twelve (12) months.

2.
The Retention of Check Flight Attendants shall require the successful completion of a standardized Check Flight Attendant course, annual recurrent class, and competence check, if applicable, in addition to the requirements in the above paragraph B.1.a-e.

3.	Flight Attendants who are not selected will have the option to reapply at a later date.

C.	Scheduling

1.	A Check Flight Attendant may bid her schedule based on her seniority.

2.	A Check Flight Attendant will not be involuntarily rescheduled to work on her days off.

3.
When a Check Flight Attendant is scheduled to report to perform any of her Check Flight Attendant duties at a location other than her base, she will be provided space positive travel from her base. Upon reasonable advance request, Crew Scheduling will attempt to arrange positive space travel from another mutually agreed location.

4.	The Company will equitably distribute assignments among Check Flight Attendants, taking into account availability and training scheduling requirements.

D.	Compensation

1.	A Check Flight Attendant will be compensated at the rate of $10.00 per hour in addition to her rate of flight pay when performing Check Flight Attendant duties.

2.
A Check Flight Attendant removed from trips to perform flying or non-flying Check Flight Attendant duties will be paid and credited for the greater of the value of the missed trips or at the value of the assignment she performs.

3.
When the Company schedules a Check Flight Attendant for non-flying Check Flight Attendant duties prior to the opening of the Bid Period, the Flight Attendant will receive five (5) virtual credit hours as defined in Article 6 (Scheduling).

4.
A Check Flight Attendant performing non-flying Check Flight Attendant duties on a day off will be compensated at the Check Flight Attendant rate at a minimum of four (4) hours or at a rate of one (1) hour for every two (2) hours of duty, whichever is greater.

5.
A Check Flight Attendant, who is required to travel away from her base for the purpose of meeting, training, or any other Check Flight Attendant duties, will be provided single occupancy rooms in accordance with Article 4 (Expenses).

A Check Flight Attendant will receive expense per diem in accordance with Article 4 (Expenses) when performing duties.

ARTICLE 9

SENIORITY

A.
A Flight Attendant’s seniority shall begin on the Flight Attendant's date of hire. When two (2) or more Flight Attendants have the same date of hire, they shall be placed on the seniority list according to the last four (4) digits of their social security numbers, i.e., the lowest number shall be the most senior. A Flight Attendant's pay shall commence on date of hire. Except as otherwise specified in this Agreement, all Flight Attendants shall be full time employees of the Company.

B.	A Flight Attendant shall lose her seniority if any of the following occurs:

1. Voluntary resignation;

2. Discharge for just cause;

3. Failure to report for duty at the expiration of a leave of absence;

4. Failure to report for duty after recall from furlough in accordance with Section 11.

5. Transfer to management or any position within the company outside the scope of this agreement for six (6) months or more or as otherwise provided for in this agreement.

C.
Seniority shall prevail at all times in matters concerning equipment bids, reductions, recall, base bidding, assignments, upgrades, transitions and vacations, or except as otherwise specified in this Agreement.

D.
A current seniority list will be posted and available on the company’s intranet website concurrent with the posting of initial bid package but no later than the 15th (fifteenth) of each month and made available for posting on the union bulletin boards at each Flight Attendant domicile. Any alleged error or omission affecting a Flight Attendant's seniority on any list must be protested by the affected Flight Attendant, in writing, within thirty (30) days of the posting. A Flight Attendant making no protest within the time specified may not thereafter protest the alleged error or omission on the disputed list or any subsequent list. (Agreed 6-5-03)

E.	A Flight Attendant will be on probation for the Flight Attendant's first nine (9) months of active service with the Company.

ARTICLE 10

TRAINING

A.	General

1.	The Company will, consistent with applicable FAR and Company procedures, establish training requirements for all required Flight Attendant training.

2.	No Flight Attendant shall be required to pay for the use of any Company equipment or equipment outside the Company that is required for training.

3.	A Flight Attendant removed from duty for retraining or reexamination shall lose no more than three (3) days of pay.

B.	Recurrent Training Bidding

1.
The Company will post all recurrent training dates, if any, for bid in the monthly bid package. A Flight Attendant who will be in her prior or due month in the month being bid may bid on available recurrent training dates.

(a)	Such bids will be awarded in seniority order, provided that:

a)	awarding the bid does not result in a conflict with other duty;
b)	seniority notwithstanding, a Flight Attendant in her due month will have bidding priority over a Flight Attendant in her prior month;
c)	a Flight Attendant in her due month who has not made a successful bid for a recurrent training date, or who is in her grace month, may be assigned a recurrent training date.
d)
Upon implementation of a Preferential Bid System, recurrent and all other training dates will be posted and awards published in the final bid award in the month prior to the training date. (Example: A Flight Attendant who is due for recurrent in October will bid in August for training in October. Concurrent with the September bid award, October training dates will also be awarded.)

2.
A Flight Attendant assigned to training will be so notified at least five (5) days prior to commencement of training unless shorter notice is required because of regulatory agency or aircraft manufacturer directive. Such notice may be waived by the Flight Attendant.

3.
If the Company finds it necessary to move a Flight Attendant’s recurrent date and/or to assign her to a training date due to operational reasons (e.g., loss or reduction of training staff, an excess of Flight Attendants who require training, etc.), the Company will make reasonable efforts to accommodate Flight Attendants’ preferences for training dates.

C.	Traveling to and from domicile.

1.	Travel to a training event away from a Flight Attendant’s base will be “positive space must ride” or crew movement if available under applicable pass policy over the most direct route possible.

2.
The Company is solely responsible for arranging travel for any Flight Attendant attending a training event away from her domicile. The Company will consider any personal schedule conflicts brought to its attention by the Flight Attendant regarding the day of travel and will make an effort to work with the Flight Attendant to come up with an accommodating travel itinerary for the scheduled day of travel.

D.	Scheduling of Training

1.	Training will not be scheduled for more than six (6) consecutive days followed by twenty-four (24) consecutive hours free of duty.

2.	A Flight Attendant shall not be required to attend training for more than ten (10) hours a day, no more than eight (8) of which shall be classroom hours.

3.	Total in class training hours will be considered duty time and will not be considered a rest period for the purposes of Article 24 (Hours of Service.

4.	A Flight Attendant in recurrent training will be provided a rest period of at least nine (9) hours between ground school sessions.

5.	The Company will use its best efforts not to schedule any ground school training between the hours of 0130 and 0700.

6.	A new hire Flight Attendant on OE Training may request additional training or request a change of Check Flight Attendant.

7.	Holidays

(a)
The Company will attempt not to schedule training, other than OE and line checks, on Thanksgiving, Christmas, or New Year’s Day, no later than 1300 on Christmas Eve or New Year’s Eve nor to begin prior to 1000 the day after Christmas or New Year’s Day.

(b)
To accommodate travel to return a Flight Attendant to her domicile from training the company will attempt to have the schedule be completed by 1700 on Christmas Eve or New Year’s Eve. Travel to return a Flight Attendant to training from her domicile will not be scheduled to commence prior to 0700 on the day after Christmas or the day after New Year’s Day.

E.	Union observance.

The Chief Steward, her designee, or a member of the Flight Attendant Professional Standards Committee, either of whom shall be an employee of the Company, may observe any ground-based training. Such observation shall be without pay and shall not interfere with the conduct of the training.

ARTICLE 11

REDUCTION IN FORCE OR FURLOUGH

A.	Prior to any involuntary reduction in force, the Company will offer time off without pay in accordance with paragraph H. of this Article.

B.
The Company will provide at least fourteen (14) days written notice of any force surplus requiring a reduction in the number of Flight Attendants in a particular domicile. Such notice will be sent via USPS Certified/Return Receipt Requested, or equivalent, to the address on file and in accordance with paragraph E. 2. below, and/or by hand delivery with a signed receipt.

C.
A Flight Attendant holding an award in the surplus domicile shall be displaced in inverse order of seniority. All furloughs and displacements shall be from among all Flight Attendants appearing on the most accurate and up-to-date seniority list and without regard to a Flight Attendant’s probationary status.

D.	A displaced Flight Attendant may:

1.	Accept layoff at the point,
2.	Displace the most junior Flight Attendant in the system, or
3.	Fill any vacancy in accordance with Article 7 of this Agreement.

If there are multiple Flight Attendants displacing junior Flight Attendants at more than one domicile, the displacing Flight Attendants may elect which of those available domiciles to displace into in seniority order. A Flight Attendant who accepts layoff at the point will thereafter be treated as a furloughed Flight Attendant for purposes of recall.

E.	Notification of Furlough.

1.
When a Flight Attendant is to be furloughed, she will be given fourteen (14) days notice from the Company, or pay in lieu thereof, via USPS Certified/return receipt requested, or equivalent, or by hand delivery with a signed receipt, unless the furlough occurs as a result of conditions beyond the Company's control, such as a curtailment or reduction in operation because of fire, flood, storm or similar acts of God, strikes, Company bankruptcy, catastrophic air accidents that have a direct effect on the Company's business, grounding of a fleet type, or similar occurrences. In such cases, the Company will give as much notice as possible. Copies of all furlough or recall notices will be sent to the Chief Steward and the Union.

2.	A furloughed Flight Attendant will file her current address and telephone number with the Company and will advise the Company, in writing, of any changes within seven (7) business days of a change.

F.	Furlough

1.	Flight Attendants will be furloughed in inverse order of seniority.

2.	A Flight Attendant who is furloughed will retain and continue to accrue seniority, and will accrue longevity for a period of sixty (60) days.

3.	An eligible furloughed Flight Attendant will be recalled in seniority order prior to the Company hiring additional Flight Attendants.

4.	Prior to effecting a furlough, Flight Attendants will be encouraged to take earned vacation or a personal leave of absence to prevent furlough.

5.	Flight Attendants who are granted a personal leave of absence during periods of furlough will continue to accrue seniority.

6.
Flight Attendants who are involuntarily furloughed shall advise the Company in writing of their election to be paid off for all accrued but untaken vacation at the time of furlough, or may elect to be paid off at a later date during the period of furlough upon written notification to the company, or upon separation of employment.

7.	No Flight Attendant may be displaced by a more junior Flight Attendant.

G.	Recall from Furlough

1.
Recall notices will be sent by the Company via USPS certified/return receipt requested, to the last known address the Company has on file for the Flight Attendant. The Company may notify more Flight Attendants than the number being recalled to identify those who will accept or bypass recall.

2.
A recalled Flight Attendant must notify the Company of acceptance or bypass within seven (7) days after the receipt of the recall notice or will be considered to have resigned from the company and will forfeit her place on the seniority list. Notice to accept recall or bypass shall be in writing and sent via email, Telecopier or United States Postal Service or equivalent. It shall be the responsibility of the Flight Attendant to verify receipt by the Company. The Flight Attendant may revoke notice of bypass using the same method, to be affective prospectively upon receipt by the Company.

3.
A Flight Attendant may bypass recall until all of the furloughed Flight Attendants junior to her have been recalled. If an insufficient number of Flight Attendants accept recall, the Company shall notify furloughed Flight Attendants in reverse seniority order that recall is mandatory. Such Flight Attendants must report to active service within seven (7) days of receipt of the mandatory notice. The Company may, at its discretion, extend this period.

4.
A furloughed Flight Attendant will be allowed fourteen (14) days after receipt of a notice of a recall to report for duty at the point specified by the Company. The Company may, at its discretion, extend this period.

5.	A Flight Attendant who returns from furlough mid-month shall have her days off and pay guarantee computed on a pro-rata basis.

6.	A Flight Attendant who is furloughed will retain Company Pass Benefits for ninety (90) days following the effective date of furlough.

H.	Time Off Without Pay

When the Company intends to furlough one or more Flight Attendant(s) involuntarily, it will offer voluntary time off without pay to a like number of Flight Attendants in seniority order within the domicile(s) where the Company is overstaffed. Such Flight Attendants may request time off without pay in writing for a specified duration. The Company will grant such requests, in writing, specifying the authorized duration of the leave which may be less, but not more, than the duration requested by the Flight Attendant. A Flight Attendant who accepts voluntary time off without pay will continue to accrue seniority but will not accrue longevity or benefits. Such Flight Attendant may continue her medical insurance in accordance with COBRA. The Company may, but is not required to, allow the Flight Attendant to return early from the leave, but the Flight Attendant will not be required to return to work before the leave has expired. A Flight Attendant may request an extension of the leave in writing which may be granted by the Company in writing. Immediately after the expiration of a leave of absence granted under this paragraph, a Flight Attendant will return to the domicile where she was assigned immediately prior to the leave. If the domicile no longer exists or the Flight Attendant is no longer senior enough to hold said domicile the Flight Attendant will be considered displaced and moving expenses will be allowed in accordance with Article 5 of this Agreement. Additionally, the Flight Attendant may elect to displace the least senior Flight Attendant in the system or fill any vacancy in accordance with Article 7 of this Agreement. Flight Attendants electing to take Time Off Without Pay in accordance to this paragraph will retain Company Pass Benefits for ninety (90) days or the period of their leave, whichever is shorter.

ARTICLE 12

LEAVES OF ABSENCE

A.	Personal Leave

1.	General

a.
A Flight Attendant may request a personal leave of absence by completing a Request for Leave of Absence form and submitting it to the Director of Human Resources no later than thirty (30) days before the bid closing for the month in which the leave is requested to begin. A Flight Attendant must have been continuously employed for one (1) year before a request will be considered.

b.
The grant or denial of a request for a personal leave of absence shall be at the sole discretion of the Company, for a period not to exceed ninety (90) days or such other period as may be extended by mutual agreement between the Company and the Flight Attendant.

c.
While on leave of absence the Flight Attendant may elect to continue health and life insurance benefits, provided the Flight Attendant pays the full monthly premiums to the Company in accordance with COBRA.

2.	Seniority

A Flight Attendant will retain and continue to accrue seniority while on personal leave.

3.	Longevity

A Flight Attendant will accrue longevity for the first thirty (30) days of personal leave, but not thereafter.

B.	Medical Leave

1.	General

a.
Medical leaves of absence will be allowed for disability due to sickness, injury, or pregnancy upon receipt of written verification of the disability from a qualified medical doctor. Medical leave will be requested by submitting a Request for Leave of Absence to the Director of Human Resources as soon as possible after the reason for the leave is known. Medical leave will not exceed five (5) years. A Flight Attendant on a medical leave must submit a letter from his doctor stating whether or not she is able to perform his Flight Attendant duties each year within sixty (60) days of the anniversary date of the leave.

b.	Flight Attendants on medical leave may elect to draw full pay until accrued paid sick leave and/or vacation are exhausted.

c.
The Company shall continue to provide health and life insurance benefits for a period of up to ninety (90) days after the Flight Attendant has exhausted her paid sick leave. The Flight Attendant may elect to continue health and life insurance benefits, provided the Flight Attendant pays the full monthly premiums to the Company in accordance with COBRA.

d.	The Company may offer a non-flying position to any Flight Attendant who can no longer perform his job due to loss of medical.

2.	Seniority

A Flight Attendant on medical leave will retain and continue to accrue seniority.

3.	Longevity

A Flight Attendant will accrue longevity during the first ninety (90) days of medical leave, but not thereafter.

C.	Maternity Leave

Leave of absence due to pregnancy will be governed by applicable law and the provisions of B. above.

D.	Military Leave

1.	General

A Flight Attendant will be granted military leave for military service or reserve duty in accordance with applicable federal law. Military leave must be requested by submitting a Request for Leave of Absence form to the Director of Human Resources as soon as practicable after the Flight Attendant becomes aware of the military duty for which the leave is requested.

2.	Eligibility

Return from military leave of absence shall be in accordance with applicable law.

3.	Seniority and Longevity

A Flight Attendant’s seniority and longevity will continue to accrue during military leave.

4.	Vacation

Flight Attendants taking military leaves greater than ninety (90) days, may elect to take unused earned vacation, operational requirements permitting, or alternatively may elect to be paid for such vacation.

E.	Family Leave of Absence

The Company will grant leaves in accordance with the Family and Medical Leave Act of 1993. All Flight Attendants covered by this Agreement will be eligible for FMLA provided they have at least 1250 duty hours or 720 pay hours in the prior 12 months. Bases with less than fifty (50) employees will also be covered by the Act. While on Family Leave the Flight Attendant will continue to accrue seniority/longevity and all benefits, without interruption and at no added cost. Flight Attendants on Family Leave will have the option to draw full pay until sick leave accumulation and vacation accumulation are exhausted. Upon return from Family Leave said Flight Attendant will have the option to return to the position and domicile held prior to said leave, or any vacancy in accordance with her seniority.

F.	Bereavement/Emergency Leave of Absence

1.
In the event of a death in a Flight Attendant’s immediate family, the Flight Attendant shall immediately notify the Director of Inflight or her designee and be granted up to five (5) consecutive days with pay. Immediate family shall be defined as a Flight Attendant’s mother, father, spouse, child or step-child. Three (3) consecutive days will be granted in the event of death of a Flight Attendant’s brother, sister, mother-in-law, father-in-law or grandparent. Upon request, bereavement leave may be extended for a mutually agreed period, either without pay or with pay charged against a Flight Attendant’s vacation.

2.
In those cases when a Flight Attendant needs time off for emergency situations not otherwise provided for in this Article, she shall, to the extent feasible, use her seniority to bid a schedule which has those days off. When this is not possible because the need for the absence is not known when monthly schedules are being bid or finalized, the Flight Attendant will, subject to the needs of the service, be granted emergency leave without pay, unless the Flight Attendant wishes to use accrued and unused vacation time to receive pay for the absence. Requests for emergency leaves will be submitted to the Director of Human Resources.

G.	Union Leaves

1.	Indefinite Union Leave

At the request of the Union, with advance notice given prior to bidding for the month in which the leave is requested to commence, a Flight Attendant shall be granted an indefinite Union leave of absence without pay to accept employment with the Union. While on such leave, the Flight Attendant shall continue to accrue seniority and longevity, and be covered by Company insurance, which will be reimbursed to the Company by the Union. The Flight Attendant will maintain all other benefits covered by this Agreement and may continue to participate in the 401(k) plan. No more than one Flight Attendant shall be permitted a Union leave at one time, except with Company approval. A Flight Attendant on Union leave will be allowed to fly when necessary to remain current as a Chautauqua Flight Attendant.

2.	Short Term Leave

At the request of the Union, the Company will, subject to the needs of the service, release Flight Attendants for the purpose of conducting union business. Requests for release must be submitted in writing to the Manager of Inflight at least seven (7) days before the requested day(s) off. The Company may waive the seven (7) day requirement. Trips dropped to accommodate such leaves will be placed in open time unless the Company elects to assign such trips to reserves.

3.	Reimbursement for Flight Pay Loss

a.
Scheduled Line Flight Attendants: The Union will reimburse the Company at the full hourly rate applicable to that Flight Attendant, plus 23% to cover the cost of benefits, FICA, etc., for each day he or she is on leave only for the scheduled time dropped.

b.
Reserve Flight Attendants: The Union will reimburse the Company at the full hourly rate applicable to that Flight Attendant, plus 23% to cover the cost of benefits, FICA, etc., using the formula of four (4) hours for each reserve day dropped.

4.
The Union agrees to reimburse the Company within thirty (30) days after receipt of the Company’s bills. Such billings shall be submitted to the Union no later than forty-five (45) days following the month in which the flight pay loss was incurred.

5.	A Flight Attendant will continue to accrue all seniority and longevity credit while on Union leave.

H.	Return from Leaves of Absence

1.	Return from FMLA covered leaves or from military leaves of absences will be governed by applicable law.

2.	Flight Attendants returning from other leaves of absences of ninety (90) days or less will be returned to the position they held at the commencement of the leave.

3.	Flight Attendants returning from other leaves of absence of more than ninety (90) days will be returned to any position to which their seniority would entitle them.

4.
A Flight Attendant who, at the conclusion of a leave of absence, is not current and qualified to hold the position to which he is returning shall be placed in the first available training class for that position.

I.	Jury Duty Leave

1.
A Flight Attendant shall provide the Manager of Inflight with a copy of the summons or notice of jury duty immediately upon receipt of such documents. A Flight Attendant shall concurrently provide the Company with authorization to intercede with the appropriate authorities for the purpose of removing her from jury duty.

2.	A Flight Attendant who is required to serve on jury duty shall be granted a leave of absence for that purpose.

3.
A Flight Attendant who is called for jury duty shall be paid four (4.0) hours at her applicable hourly rate for each scheduled duty or reserve day lost to jury duty. The Application of this provision shall not cause the Flight Attendant to receive less than her minimum monthly guarantee for the month in which scheduled duty or reserve days are lost to jury duty. Such jury duty leave pay shall be offset by any amount the Flight Attendant receives from the court.

4.	Immediately upon release from jury duty, a Flight Attendant shall notify the Company of her availability for flying status.

5.	A Flight Attendant on jury duty leave shall continue to accrue seniority, longevity and all benefits as if she had been in active service.

J.	Pass Privileges

While on a leave of absence, a Flight Attendant’s pass privileges will be governed by published Company policy.

ARTICLE 13

PHYSICAL STANDARDS

The physical standards required of a Flight Attendant shall be no less than the standards established by the FAA. A Flight Attendant shall maintain the ability to perform all required duties.

ARTICLE 14

INSURANCE AND OTHER BENEFITS

A.	The Company shall provide each Flight Attendant with a life insurance policy after ninety (90) days of service. The Company shall pay one hundred percent (100%) of the premium for this coverage.

1.	Flight Attendant Life Insurance:

Two (2) times the basic annual earnings, rounded to the next higher $1,000. to a maximum of $250,000.

2.	Accidental Death and Dismemberment:

Four (4) times the basic annual earnings, rounded to the next higher $1,000. to a maximum of $500,000.

3.	Dependent Life Benefits:

Spouse:		$5000
Children:	0-8 days	$0
	8-days-6mo	$100
	6mo-19yrs	$2500

B.
The Company will provide health insurance for the Flight Attendants and qualifying dependents, the benefits of which shall not be less advantageous than the existing program coverage and benefits. For Flight Attendants with under one (1) year of service, the Company shall pay one hundred percent (100%) of the premium cost, minus thirty dollars ($30.00) per pay period, for said Flight Attendant; however, dependent coverage premiums may be paid by said Flight Attendants through payroll deduction. For Flight Attendants with over one (1) year of service, the Company shall pay one hundred percent (100%) of the premium cost, minus thirty dollars $30.00) for individual Flight Attendant coverage, fifty dollars ($50.00) for Flight Attendant and spouse coverage or seventy dollars ($70.00) for Flight Attendant and family coverage, per pay period. Should the cost of such insurance increase, the Company may require greater contributions from Flight Attendants. In no event will the employee contributions increase more than $20 per pay period in each plan year for single coverage, $25 for employee and spouse, and $30 for family coverage

C.	The Company will provide preventative care as prescribed below:

1.	Children wellness care

2.	Annual PAP and mammogram exams for women

3.	Annual PSA exams for men

D.	The Company will provide the Chief Steward and the Union with copies of Master Insurance Contracts for each policy required under the terms of this Agreement.

E.	The Company will provide a 125 Flexible Benefits Plan to all Flight Attendants, the benefits of which shall not be less advantageous than the existing program.

F.
The Company will provide retirement benefits (i.e., 401(k)) to all Flight Attendants. For a Flight Attendant whose longevity is six (6) years or less, the Company will match one hundred percent (100%) of the first two and one-half percent (2.5%) contributed by the Flight Attendant. For a Flight Attendant whose longevity is more than six (6) years and less than thirteen (13) years, the company will match one hundred percent (100%) of the first four percent (4%) contributed by the Flight Attendant. For a Flight Attendant whose longevity is thirteen (13) years or longer, the Company will match one hundred percent (100%) of the first six percent (6%) contributed by the Flight Attendant.

G.
The Company will provide a vision plan for the Flight Attendants. For Flight Attendant and qualified dependants, the plan will cover one yearly exam plus up to one hundred twenty dollars ($120) annual allowance for lenses, contacts or frames. The plan for Flight Attendants and qualified dependents will be no less advantageous than the program offered to other employee groups.

H.
The Company shall pay for dental plan coverage for single Flight Attendants or sixteen and one-half dollars ($16.50) per month towards the cost of family coverage. The plan for Flight Attendants and qualified dependents will be no less advantageous than the program offered to other employee groups.

I.	The Company will include the Flight Attendants in any profit sharing plan, bonus and incentive programs offered to all other non-management employees.

J.	Stock Purchase

Should the Company complete an IPO, the Company shall make a good faith effort to develop an employee stock purchase program. In any such program, the Flight Attendants will be able to participate at the same level as management and other eligible Company employees.

ARTICLE 15

TRANSFER TO POSITIONS NOT COVERED BY THIS AGREEMENT

A Flight Attendant who accepts a managerial position or transfers to any other position within the company outside the scope of this agreement shall retain but not accrue seniority for six (6) months. At the expiration of six (6) months the Flight Attendant’s name shall be removed from the Flight Attendant seniority list.

ARTICLE 16

MISCELLANEOUS FLYING

A.	Flight Attendants may not fly commercially outside the Company.

B.	The Company will not transfer any Company aircraft to, or schedule any Flight Attendant to fly any trips for, airlines that are on strike unless mutually agreed to by the Company and the Union.

C.	The Company will not transfer aircraft to a subsidiary or alter-ego for the purpose of avoiding the terms of this Agreement

ARTICLE 17

NOTICES TO FLIGHT ATTENDANTS

All notices to Flight Attendants involving domicile assignment, promotion, demotion, furlough, leaves of absence, bulletins, and memo’s, etc., to Flight Attendants shall be stated in writing. Such items that are intended for all Flight Attendants will be available over the company’s intranet website. Access to the company’s intranet website, or other communications medium by which all Flight Attendants have access to the above information, shall be provided to the Union’s Business Representative and his designee. Such access to information will be the same as that provided to all Flight Attendants covered by this Agreement.

ARTICLE 18

RESOLUTION OF DISPUTES

A.	Settlement of Disputes

A Flight Attendant, or the Union on behalf of the Flight Attendants, covered by this Agreement who have a grievance concerning any action of the Company affecting them, or who believe they have been unjustly disciplined or discharged, which dispute has not been settled or resolved in conference with Company officials, shall use the dispute resolution procedures as established herein.

B.	Investigative Meeting - Discipline and Discharge

1.
A Flight Attendant shall not be disciplined or discharged without just cause and without previously being afforded a meeting before the Director of Inflight or her designee, provided that the Flight Attendant has made herself available for the meeting.

a. The Flight Attendant shall be notified of the time and place of the meeting and the nature of the matter to be discussed. The notice must specifically reference that discipline may be assessed and that the Flight Attendant is entitled a Union Representative at the meeting as provided in paragraph b. below. Concurrently, the Union shall be notified.

b. The Flight Attendant shall have the right to be accompanied to the meeting by an authorized employee of the Union, or the Flight Attendant employee of her choice, provided such choice is reasonably available. In no case will the meeting be held without Union representation if such representation is requested and is available within a reasonable period of time.

2.	When a Flight Attendant is disciplined or discharged, the Company shall furnish her with a written statement of the precise charge(s) against her, with a copy to the Union.

3.	Nothing herein shall prevent the Company from holding a Flight Attendant out of service with pay until a meeting has been held and a decision arrived at in writing by the Company.

C.	The Grievance Process

1.	Discipline and Discharge

a.
A grievance challenging an action of discipline or discharge shall be in writing, signed by the affected Flight Attendant or the Union representative, and must be submitted to the Director of Inflight within fifteen (15) calendar days after the Flight Attendant is notified of the Company's decision under section B.2., above.

b.
An investigation and hearing will be held by the Director of Inflight or her Inflight or Flight department designee, where practicable, within twenty-one (21) calendar days after receipt of the Flight Attendant’s written appeal. Such hearing shall not be conducted by the same person who initiated the disciplinary action, nor by anyone subordinate to that person.

c.
Within fifteen (15) calendar days after the close of such investigation and hearing, a written decision will be issued and sent by certified mail or other means of verified delivery to the grievant. A copy will also be provided to the Union.

d.
Further appeal of the matter may be filed by the Union to Chautauqua Airlines Flight Attendants’ System Board of Adjustment by submission to the Board within thirty (30) calendar days after the Union's receipt of the Company's decision.

2.	Non-Disciplinary Grievances

a.
A Flight Attendant, or the Union on behalf of a Flight Attendant or group of Flight Attendants, may file a grievance concerning any action of the Company affecting her or them. Prior to filing such a grievance, the Flight Attendant should discuss the matter with her supervisor, and the Union should discuss the matter with the Director of Inflight in an effort to resolve the matter.

b.
Grievances concerning matters other than discipline or discharge shall be in writing, signed by the affected Flight Attendant or Union official and shall state in reasonable detail the facts upon which the claim is based, identifying the specific provisions of the Agreement claimed to have been violated, and state the relief sought. The grievance must be submitted to the Director of Inflight within thirty (30) calendar days from the time the Flight Attendant knew, or reasonably should have known, of the event(s) giving rise to the grievance, whichever is earlier.

c.
An investigation and hearing shall be held by the Director of Inflight, or her Inflight or Flight department designee, where practicable, within fifteen (15) calendar days after receipt of the Flight Attendant’s written grievance. Such hearing shall not be conducted by the same person who initiated the disciplinary action, nor by anyone subordinate to that person. Within fifteen (15) calendar days after the close of such investigation and hearing, the Company shall announce a decision, in writing, by certified mail or other means of verified delivery to the grievant. A copy will also be provided to the Union.

d.
If the decision by the Company is adverse to the Flight Attendant or Union, the Union may appeal the decision to Chautauqua Airlines Flight Attendants’ System Board of Adjustment by proper submission to the Board within thirty (30) days after the Union's receipt of the decision.

D.	Grievance Mediation

Unless the parties agree to by-pass mediation, each case submitted to the System Board shall be submitted to mediation pursuant to the procedures outlined below.

1.	Mediation proceedings conducted pursuant to this paragraph D. will be held in the city where the general offices of the Company are located or at any other location that the parties mutually agree on.

2.
Mediators either will be provided by the National Mediation Board pursuant to a process agreed upon by the parties or by any other method mutually agreed upon by the parties. All mediator fees and expenses, including the cost of any conference facilities or materials, will be shared equally between the parties. Each party will bear the cost and expenses of its participants in the mediation.

3.	Cases will be scheduled for mediation conference by mutual agreement of the parties and will be heard in the order in which they were filed unless the parties agree to a different order.

4.
The issue mediated will be the same as the issue the parties have failed to resolve through the grievance process. The presentation of evidence is not limited to that presented at any previous step of the grievance procedure. The rules of evidence will not apply, and no transcript of the mediation conference will be made.

5.
If an individual grievant(s) does not attend, the Union will have full authority to reach agreement and to act on behalf of the grievant(s) to resolve the grievance. Non-participating observers will not be admitted except by mutual agreement of the parties.

6.	Each party’s representatives at the mediation conference will be familiar with and prepared to discuss the grievance(s) scheduled for that mediation conference.

7.	The mediation process will be informal. The mediator has authority to meet both jointly and separately with the parties; however, the mediator has no authority to compel resolution of the grievance.

8.	Upon reaching a settlement, the parties will immediately reduce it to writing, and it will be signed by the Company, the Union and the grievant, if present.

9.
The record of the mediation will be closed and inadmissible in any subsequent proceeding unless a written settlement is reached, in which case the record will be admissible solely to interpret or apply the settlement, if necessary.

10.	Either party may request the Mediator give it an oral advisory opinion.

11.	Written material presented to the Mediator or to the other party shall be returned to the party presenting that material at the termination of the Mediation Conference.

12.
If a grievance that had been the subject of a mediation conference is subsequently heard before the System Board of Adjustment, the mediator may not serve as the Neutral Board Member of the System Board, nor may he be called as a witness by either party in the Board’s proceedings. During the System Board proceedings on such grievance, no reference will be made to the fact that the grievance was the subject of a Mediation Conference; nor will there be any reference to statements made, documents provided, or actions taken by either the Mediator or participants during the course of a mediation conference, unless the party offering such statements, documents or actions would have had access or entitlement to them outside of the mediation conference.

13.
By agreeing to schedule a mediation conference, the parties are not waiving any procedural argument(s) that they have regarding the case. Both the Company and the Union reserve the right to raise jurisdictional or procedural issues notwithstanding their agreement to schedule such conference.

14.	The jurisdiction of the Mediator will not extend to proposed changes in hours of employment, rates of compensation or working conditions.

15.	Nothing herein will preclude the parties from agreeing to other or different methods of dispute resolution.

E.  Resolution of Disputes -General

1.
Consistent with other provisions of this article, a Flight Attendant shall be entitled to have a Union representative present at any step of the grievance procedure and at any other such time a Flight Attendant is requested to meet with a member of management where there exists the potential that such meeting may result in disciplinary action being taken against the Flight Attendant. Teleconferencing may be used in lieu of in-person investigations and hearings upon mutual agreement of the parties.

2.
Any time limits prescribed in this Article may be waived by mutual consent of the Company, on the one hand, and the grievant or the Union on the other. If any hearing or decision required of the Company under the provisions of this article is not provided within the time limits prescribed herein, or any extension mutually agreed upon, the Flight Attendant may consider the grievance denied and it shall automatically be appealed to the next step in the grievance procedure as specified in this Article.

3.
Nothing in this agreement shall be construed to extend the right to arbitrate a grievance concerning her discipline or discharge to a probationary Flight Attendant, or to require that such discipline or discharge be based on just cause. The Company will not arbitrarily or capriciously discipline or discharge a probationary Flight Attendant. Probationary Flight Attendants shall have the right to submit grievances concerning non-disciplinary issues.

4.
If, as a result of any hearing or appeal therefrom as provided herein, the grievant is exonerated, she shall if she has been withheld from service, be reinstated without loss of seniority and shall be paid for such time lost in an amount which would have ordinarily been earned had such Flight Attendant been continued in service during such period. The personnel records shall also be cleared of any and all charges related to that matter. The Board shall have the authority to order a party to comply with any provision(s) of the Agreement as necessary to remedy or correct violations or to require specific performance of a provision of the Agreement.

5.
The periods of time for hearings, decisions, and appeals established in this section shall be considered as maximum periods and when hearings, decisions and appeals can be handled in a period of less than the maximum time stipulated, every effort will be made so as to expedite such cases.

6.
Copies of all notices and decisions shall be mailed to the grievant, and the Union. For the purposes of this section, "notice" may be certified mail, return receipt requested, express delivery, or by hand delivery and, upon request, may also be faxed.

7.
The Union, or its representative, and the grievant shall have access to the grievant’s personnel file for review related to any complaint, investigation or grievance related to any actual or potential disciplinary action by the Company.

F.  The procedures set out in this Article shall be followed only in cases pertaining to and covering alleged grievances, disputes, claims and causes of action arising or accruing and filed subsequent to the effective date of this Agreement.

ARTICLE 19

SYSTEM BOARD OF ADJUSTMENT

A.	Establishment

In compliance with Section 204, Title II of the Railway Labor Act, as amended, there is hereby established a System Board of Adjustment for the purpose of adjusting and deciding disputes which may arise under the terms of the Agreement and which are properly submitted to it, which Board shall be known as the “Chautauqua Airlines Flight Attendants' System Board of Adjustment", hereinafter referred to as the "Board."

          B. Composition of the Board

1.	The Board shall be comprised of three (3) members, one (1) selected by the Union, one (1) selected by the Company, and one (1) neutral member.

2.	Within fifteen (15) days of Company receipt of a Board Submission, the parties shall select a neutral member, by the alternate strike method, from the panel listed below.

Richard Bloch
Susan Brown
Robert Douglas
Herbert Fishgold
Roger Kaplan
William Schecter
Carol Wittenberg

3.
The System Board hearing shall convene within sixty (60) calendar days following the selection of the arbitrator if the arbitrator proffers available dates within the time period prescribed. If the arbitrator is not available within sixty (60) calendar days, the hearing shall convene as soon as possible thereafter. In the event that the arbitrator is not available within six (6) months of selection, the parties will select another arbitrator from the panel. If no arbitrator from the panel is available within six (6) months either party may request the National Mediation Board (NMB) to provide the parties with a list of arbitrators who are members of the National Academy of Arbitrators with aviation arbitration experience.

C.	Jurisdiction

1.
The Board shall have jurisdiction over disputes between any employee covered by this Agreement and the Company growing out of grievances or out of interpretation of any of the terms of this Agreement. The Board shall consider any dispute properly submitted to it by the Union when such dispute has not been previously settled in accordance with the terms provided for in this Agreement. The jurisdiction of the Board shall not extend to changes in hours of employment, rates of compensation or working conditions covered by existing agreements between the parties herein.

2.	The Board shall consider any dispute properly submitted to it when such dispute has not been previously settled in accordance with Article 18.

D.	Submission of Dispute

All submission of disputes properly referred to the Board for consideration shall be addressed to the Board with one (1) copy each to the Company and the Union, and one (1) copy for each member. One (1) copy of the submission shall be submitted to the neutral third member. Such submission shall show:

1. question or questions at issues

2. statement of facts;

3. position of the Union;

4. the understood position of the Company; and

5. the relief sought

E.	Documents, Witnesses, Evidence and Representation

1.	The Union will designate its representative and the Company will designate its representative. Evidence may be presented either orally, or in writing, or both.

2.
The System Board shall, when requested by the Company representative, by the Union representative, or by an individual member of the System Board, summon any witnesses who are employed by the Company or the neutral member may direct the production of relevant documents deemed necessary by either party to the dispute or by a System Board member. Nothing herein shall prohibit an arbitrator from summoning a non-employee witness upon request of either party.

3.	The number of witnesses summoned at any time shall not be greater than the number which can be spared from the Company’s operation without interference with the services of the Company.

F.	Decisions Final

A majority vote of all members of the Board shall be competent to make a decision. Decisions of the Board in all cases properly referred to it shall be final and binding upon the parties. Board findings and decisions shall be in writing and shall be rendered within forty-five (45) days from the close of the hearing, or as soon as practicable thereafter.

G.	Location of Board Hearings

The Board shall meet in the city where the Company’s general offices are located unless the parties mutually agree to a different location.

H.	Rights and Privileges of Parties

Nothing herein shall be construed to limit, restrict or abridge the rights and privileges accorded to either the Flight Attendant employees, the Union or the Company, or their accredited representatives, under provisions of the Railway Labor Act, as amended.

I.	Expenses - Board Members/Witnesses

1.
The expenses of the Board and the expenses and reasonable compensation of the neutral member will be borne equally by the parties. Each of the parties will assume the compensation, travel expenses of their Board Members, witnesses, and representatives.

2.
The grievant (whether an employee of the Company or not), employee witnesses, employee board members and representatives who are employees of the Company shall receive free transportation on the lines of the Company, from their point of duty or assignment to the point at which they must appear as witness or representatives, and return, so far as space is available, to the extent permitted by existing policies and travel agreements and law.

3.
Employee Board members shall, when attending meetings or hearings of the Board, receive on-line Company business positive space passes for Company transportation to the extent permitted by travel agreements and law.

4.
Should a hearing be postponed or canceled without mutual consent of the Company and the Union, the party requesting such postponement or cancellation shall bear any and all cancellation fees and or expenses incurred by the neutral member.

5.	Members of the Board who are employees of the Company shall suffer no loss of pay while attending Board meetings.

J. Stenographic Report

When it is mutually agreed that a stenographic report is to be taken of any three member board hearing, the cost will be borne equally by both parties to the dispute. In the event it is not mutually agreed that a stenographic report of proceeding will be taken, any transcripts made by either party shall be furnished to the other party upon request, provided that the stenographic costs shall be borne equally by both parties. No stenographic report or other recordings are permitted at other hearings except by mutual agreement in advance.

K. Freedom to Discharge Duties

Each Board Member shall be free to discharge her duty in an independent manner without fear that her individual relations with the Company, with the Flight Attendants or with the Union may be affected in any manner by any action taken by her in good faith in her capacity as a member of the Board.

ARTICLE 20

UNION MEMBERSHIP

A.	Union Membership

It shall be a condition of employment that all Flight Attendants covered by this Agreement shall, on the effective date of this Agreement, become and remain members in good standing of the Union. It shall be a condition of employment that all Flight Attendants covered by this Agreement and hired on or after its effective date shall, on or before the ninetieth (90th) day following the beginning of the initial seniority date, become and remain members in good standing in the Union. In the alternative to becoming and remaining members of the Union in good standing, Flight Attendants subject to this paragraph may tender to the Union monthly dues, fees and/or assessments uniformly required of the Union members, such sums to be recognized as “Service Fees”.

B.	Initiation Fees, Dues and Assessment Deductions and Reporting

1.
The Company will deduct from the wages of any Flight Attendant covered by this Agreement said Flight Attendant’s dues, initiation fees and/or assessments as a member of the Union, or Service Fees, upon receiving the Flight Attendant’s voluntary and individual written authorization for the Company to make such deductions, signed by the Flight Attendant. Such authorization form will be provided by the Union. The Company will pay over to the proper officers of the Union the wages withheld for such initiation fees, dues and/or assessments. The amount so withheld shall be deducted from the appropriate paycheck, reported and paid to the Union monthly, no later than the fifteenth (15th) of each month.

2.	Dues Check-Off Authorization is listed in the Appendix.

3.
The following information will be reported and transmitted with the monthly check off: each Flight Attendant’s Social Security number, full name, current address, phone number(s), hire date, date of birth, rate of pay and status of employment (e.g. Base, active, on Leave of Absence, Furlough, recall date, termination date, etc.). Such report will be transmitted electronically as an MSExcel file or such other application as the parties may agree.

C.	Indemnification Clause

The Union shall indemnify the Company and hold the Company harmless from any and all claims which may be made by a Flight Attendant against the Company by virtue of the wrongful application or misapplication of any of the terms of this Section.

D. Dues Collection after Termination

                         In the event of termination of employment, there shall be no obligation upon the Company to collect dues until all other deductions have been made.

E. Failure to Pay Dues or Service Fees

1.
If any Flight Attendant covered by this Agreement becomes delinquent in the required payment of the Service Fee or if any Union member becomes delinquent in the payment of dues, fees, and/or assessments, the Union may immediately notify such Flight Attendant by CERTIFIED MAIL, RETURN RECEIPT REQUESTED, with a copy sent by regular U.S. mail and a copy to the Director of Inflight, that the Flight Attendant is delinquent in the payment of such Service Fee or membership dues, fees, and/or assessments, as specified herein and is subject to discharge as a Flight Attendant for the Company. Such letter shall also notify the Flight Attendant that the required payment must be remitted within a period of thirty (30) days or the Flight Attendant will be discharged.

2.
If upon expiration of the thirty (30) day period the Flight Attendant remains delinquent, the Union may certify in writing to the Director of Inflight, copy to the Flight Attendant, that the Flight Attendant has failed to remit payment within a grace period allowed and is to be discharged. The Director of Inflight shall therefore notify the Flight Attendant within ten (10) days of the receipt of notice from the Union that she is to be discharged from the service of the Company, of the reason for this action, and of her rights under this section to appeal this decision.

3.	A Flight Attendant who is to be discharged as a result of the provisions of this Article may protest the intended action only by using the following procedure:

a.
The Flight Attendant must submit her protest to a two (2) member IBT/CHQ System Board of Adjustment within ten (10) days from the date of notification by the Director of Inflight as provided in Paragraph 2, above. The Board shall be composed of one (1) Union designated Board member and one (1) Company designated Board member. Copies of the protest shall be submitted to the Director of Inflight c/o Chautauqua Airlines, Inc. 8909 Purdue Rd., Suite 300 Indianapolis, IN 46268 and to the Union c/o Teamsters Local Union No. 135, 1233 Shelby St., Indianapolis, IN 46203 via USPS CERTIFIED, RETURN RECEIPT REQUESTED. If the employee fails to file a timely protest her discharge shall be effective upon expiration of the ten (10) day period as set forth in this paragraph. The two (2) member System Board of Adjustment will convene a hearing within ten (10) days of receipt of the protest. A representative of the Company, a representative of the Union and the employee filing the protest will be allowed to present to the Board all evidence and argument relevant to the issue (i.e., were the dues, fees, and/or assessments owed and timely paid). Prior to the expiration of the work day following such Board meeting, the Board will issue either a majority decision or a notice of deadlock with a copy sent to the Union, the Company and the affected employee filing such protest. If the majority decision is issued, it will be final and binding on all parties concerned.

b.
If the protest is deadlocked by the two (2) member IBT/CHQ System Board of Adjustment, the Flight Attendant may appeal to the three (3) member IBT/CHQ System Board of Adjustment in accordance with Article 19. B. of this Agreement by notifying the parties in the same manner as previously identified in paragraph 3.a. above within ten (10) days of receipt of the deadlock decision. The Union and the Flight Attendant shall select a neutral from the list set out in Article 19.G. using the alternate strike method. Once the neutral is selected the Board will endeavor to convene a hearing at the earliest possible time to decide the dispute. At the meeting of the Board, sitting with the neutral, a representative of the Union and the employee filing the protest will be allowed to present to the Board all evidence and argument relevant to the issue. A majority decision of the Board, including the neutral, will be issued within five (5) days after such meeting and will be final and binding on all parties concerned. The expenses and reasonable compensation of the neutral and all other costs of the proceeding shall be borne equally by the Union, the Company and the affected employee.

4.	Time limits specified in this Article may be extended in individual cases only, and then only by written agreement between the Flight Attendant and the Union.

5.	During the pendency of an appeal by the Flight Attendant, pursuant to paragraph 3.a. or 3.b. above, a Flight Attendant shall be in non-pay status and shall not be permitted to fly.

6.	It is understood that the requirements of paragraph A, above, shall not apply to a Flight Attendant during periods of time she holds a management position.

G. Individual Dues Payment

It shall be the responsibility of any Flight Attendant who is not on a dues deduction program to keep her membership current by direct payments of monthly dues to the Union.

H. Dues Deduction Error

Should a deduction be missed, or in the event an insufficient amount is deducted, the Company will be responsible to make the proper deduction in full the following month, or deducted in such amounts and/or timeframe as the Union may direct.

            I. Bulletin Board

The Company will provide the Union with one suitable glass covered, bulletin board at a location designated by the Union for the posting of official notices of Union meetings, elections and other notices pertaining to internal Union matters. All such notices shall be issued by and/or signed by a duly authorized representative of the Union. In addition, the Company will provide space for a Union bulletin board in all crew rooms. If the space is not available, the Company will meet with the Union to mutually agree on alternatives.

                    J. Union Access

The Union Representative(s) shall have free access to the Company's operations facilities to transact that business which is necessary for the administration of this Agreement. The Company further agrees to provide the Union Representative with proper ID to enter its operation facilities, if required.

                   K. Hospitality Committee

The Company shall set aside a mutually agreeable period of time, not less than one hour, during the first week of each new hire class during which the Union Business Representative and/or Union Hospitality Committee may meet with each new hire class. This meeting shall be used solely to convey information about the Union, its representation of Company Flight Attendants, and its role in dealing with the Company on behalf of Flight Attendants all presented in positive terms. The Union may designate those committee representatives who will present Hospitality Committee materials during the new hire class, so long as such representative(s) adhere to the provisions above. The Company may elect to have a representative present during the meeting.

ARTICLE 21

UNIFORMS

A.	Uniform Guidelines

1.
A Flight Attendant shall wear the standard uniform as required in Company regulations at all times when on duty or in connection with any event or special assignment where the Flight Attendant is identified as a Flight Attendant with the Company.

2.	The Flight Attendant will be responsible for the cost of the initial basic uniform and all accessories.

3.	The price of uniform items purchased through the Company will be at the Company's cost.

B.	Basic Uniform Complement

1.	The required uniform will consist of one (1) Blazer, two (2) Bottoms (slacks or skirts), one (1) Belt, four (4) Shirts, two (2) Ties, and a Raincoat with removable liner.

2.	The Company will provide each Flight Attendant with one (1) set of wings, one (1) set of epaulets, one (1) belt buckle, and standard Chautauqua buttons.

C.	Union Insignia Pin

1.	The Flight Attendant shall be permitted to wear the official Union insignia (not to exceed one (1) inch in diameter) on the right lapel or one-half (1/2) inch below the wings.

2.	The Flight Attendant shall be permitted to wear other Company-approved pins, such as years of service recognition awards, on the uniform.

D.	Uniform Changes

1.
If the Company changes the required uniform style or discontinues a required uniform piece and requires the acquisition of a substitute piece, a Flight Attendant will be provided new required uniform pieces at no cost.

2.
If a Flight Attendant is involuntarily required to change bases requiring a change of uniform the Company shall be responsible for supplying the Flight Attendant with the basic uniform complement at no cost.

3.
The Union will designate a Uniform and Appearance Committee which will be consulted by the Company prior to making any changes in the Flight Attendant uniform or appearance standards. The Company will consider the reasonable recommendations of the Committee.

4.	The Company will meet with the Chief Steward or her designee to resolve problems involving procurement of basic uniform items.

E.	Uniform reimbursement or replacement

1.
After the first 18 months of longevity, and annually each year of longevity thereafter, the Company will credit each Flight Attendant’s Uniform Allowance Account with two hundred dollars ($200.00) to be used for the replacement of uniform items and accessories available from a Company approved vendor. Flight Attendants will have the same required luggage options as pilots. Items ordered through a Company approved vendor will be direct billed to the Company for payment from the Flight Attendant’s account. The unused Uniform Allowance Account will roll over from year to year.

2.	The Flight Attendant will be paid a uniform allowance of $20.00 per month.

3.	The Company will replace or repair any uniform item that is damaged while on duty.
.
4.
The Company will lend two (2) maternity uniforms to Flight Attendants as needed. Flight Attendants who borrow maternity uniforms shall return them in good condition (normal wear excepted) when they are no longer needed.

ARTICLE 22

GENERAL

A.	Contract Agreement

1.	Nothing in this Agreement shall be construed to limit or deny any Flight Attendant any rights or privileges to which she may be entitled under provisions of the Railway Labor Act, as amended.

2.
If any provision of this Agreement is declared invalid by any court of competent jurisdiction or government agency because of existing or future legislation or regulation, such invalidation shall not affect the remaining provisions of this Agreement.

3.
This Agreement, when accepted by the parties and signed by the respective representatives duly authorized, shall constitute the sole agreement between them involving the Flight Attendants. Any alteration or modification of this Agreement must be made by and between the parties and must be in writing.

4.
The Company shall supply copies of the Agreement for distribution to the Flight Attendants within thirty (30) days of the signing of this Agreement. The Company will also provide trainees with a copy of this Agreement during initial training. The cost of production and distribution will be shared equally between the Company and the Union.

B.	LOA Distribution

The Company will publish and distribute to all Flight Attendants any and all Letters of Agreement between the Company and the Union. Said letters shall be the same size and format as the Collective Bargaining Agreement.

C.	Personal Information Change

Flight Attendants shall immediately notify the Company of any change in address or telephone contact number.

D.	Property Damage and Civil Liability Indemnification

1.
No Flight Attendant or her estate shall be required to pay the cost of repair or replacement of any aircraft, equipment or property damaged or destroyed in the performance of her duties with the Company.

2.
The Company will provide all Flight Attendants with required Company manuals. The Flight Attendants will be responsible for such manuals and will, if such manuals are lost or negligently damaged, be required to reimburse the Company for the cost of replacements. Upon termination, the Flight Attendant must return such manuals or reimburse the Company for the cost thereof.

3.	The Company shall furnish an identification card to each Flight Attendant. Flight Attendants shall bear the cost of replacement if lost.

4.
The Company will replace, at no cost to the Flight Attendant, her identification card, wings or any other uniform accessories if they are damaged while on duty through no fault of the Flight Attendant.

5.
The Company will continue to provide liability insurance covering Flight Attendants while in the performance of their duties with the Company. Such coverage shall also apply to civil actions for damages against a Flight Attendant's estate. It is expressly understood that all indemnification and holding harmless of any Flight Attendant is limited by the terms and exclusions of the Company's policy with its insurers.

E.	Personnel File

A personnel file will be maintained for each Flight Attendant. Upon request, the Flight Attendant will be given the opportunity to review and/or copy any portion of her file. If a Flight Attendant receives disciplinary action, any portion of her file to be relied upon by the Company in support of such disciplinary action shall be open for review upon request by the Union representative and the Flight Attendant. Further, any rebuttal letter written by the affected Flight Attendant related to the disciplinary letter shall also be placed in her personnel file. The Company will not use any disciplinary notices in support of disciplinary action if the Flight Attendant had not been provided with a copy of the prior disciplinary action at the time discipline was assessed. A copy of all disciplinary letters issued to Flight Attendants will be forwarded to the Union. Disciplinary letters will be removed from a Flight Attendant's file twelve (12) months after the date of issuance provided there are no other infractions of a similar nature in the intervening period. In no event will letters older than twenty-four (24) months remain in her file and/or be utilized for a Flight Attendant’s progressive discipline.

F.	Recorded Data

The Company will not regularly or randomly review information from a Cockpit Voice Recorder (CVR), Flight Data Recorder (FDR), or other electronic monitoring device for the purpose of establishing a basis for disciplinary action or discharge of a Flight Attendant. Information obtained from flight monitoring devices should be used to enhance Flight Attendant safety or Federal Aviation Regulations of a flight crewmember(s).

G.	Feminine Pronouns

The feminine pronouns used herein shall include the masculine, and vice versa, unless clear from the context that reference to the specific sex was intended.

H.	Flight Attendant Earnings Statement

The Company will make available to the Union on a monthly basis a statement of Flight Attendant earnings in suitable electronic format to assist the Union with Union dues enforcement.

I.	Death Benefits

Upon the death of a Flight Attendant, any pay and benefits due and owing, including unused earned vacation time, shall be paid to the Flight Attendant's designated beneficiary or estate. The Company shall continue to provide medical benefits to the Flight Attendant’s family until the end of the month following the month of the Flight Attendant’s death. COBRA rights shall apply thereafter.

J.	Witness Duty

A Flight Attendant who is subpoenaed to appear as a witness on behalf of the Company will be paid for trips missed, and in addition will receive four (4) hours pay for such required appearance on any day off. This provision shall not apply to witnesses in Grievance arbitration proceedings, which will be handled in accordance with Article 19.I.1 of this Agreement.

K.	Accident Investigation

1.
The Company will allow the Union to have two (2) Union designated Go-Team members to participate in an NTSB accident investigation involving company aircraft. A Flight Attendant participating in an aircraft accident investigation involving Company aircraft as a member of the NTSB Go-Team shall do so without loss of pay. Flight Attendants shall continue to retain and accrue seniority and longevity while participating in an aircraft accident investigation.

2.	The Company will promptly notify both the Union Business Representative and the Union designated Go-Team members in the event of any accident or incident involving Company aircraft.

3.
Up to two (2) Union Safety Committee/Go-Team Members will be provided "Company Business-Positive Space" transportation over the Company's system to any aircraft accident site as requested in writing by the Union.

4.	The Company shall provide the Union with a copy of the Company Aircraft Accident Emergency Response Plan and any amendments thereto.

L.	Crew Room Requirements

At each Base, the Company will establish Crew rooms/lounges. Each Crew room/Lounge will, at a minimum, contain the following: company computers with access to the Intranet and all agreed upon company materials online; access to functioning printer(s) for copying of Company materials; fax machine(s); phones; and comfortable seating.

M.	Committees

1.	Professional Standards

The Union will appoint a Professional Standards Committee composed of Flight Attendants which will confer with the Company on matters pertaining to the professional proficiency of Flight Attendants. Members of this Committee will be permitted to observe any training period or proficiency check.

2.	Safety Committee

The Union will appoint a Safety Committee, composed of Flight Attendants, which will confer with the Company on matters pertaining to safety of operations. Committee members will be permitted to attend any hearing or investigation of an accident or incident of Company aircraft operated by Flight Attendants, subject to the regulations of the government agency involved. The Company will cooperate in releasing such members to participate in such hearings.

3.	Scheduling Committee

The Union will establish a Scheduling Committee which will meet with the Company for the purpose of facilitating the efficient operation of Article 6 (Scheduling) of this Agreement. The Scheduling Committee will be given access to non-confidential information regarding aircraft flows, block time reports, scheduled training, check rides, vacations, leaves of absence and current staffing in order to ensure compliance with this Agreement. The Scheduling Committee may submit recommendations to the Company. The Company will consider and attempt to accommodate the Scheduling Committee’s recommendations to the extent that such recommendations do not compromise efficiency of operations. When conflicts between the schedule and FAR or this Agreement are verified, the Company will take immediate action to resolve such conflicts.

4.	Hotel Committee

The Union will establish a Hotel Committee which will meet with the Company to ascertain the suitability of all accommodations.

5.	Jumpseat Committee

The Union will establish a Jumpseat Committee for the purpose of facilitating reciprocal jumpseat agreements, subject to applicable laws and regulations; provided, however, that final authority for jumpseat agreements lies with the Company. The Company will make available a list of all reciprocal jumpseat agreements to the Flight Attendants.

N.	Jumpseat Policy and Privilege

When it is not required to have a Flight Attendant jumpseat occupied for Company purposes, cabin jumpseat authority for personal business shall be granted to active Inflight Services personnel on a company seniority basis up to thirty (30) minutes prior to departure after which it will revert to first come, first served basis, before offering access to such jumpseat to other authorized jumpseat riders on personal business. Such authorization shall be subject to the FAR and the Company Operations Specifications. The Captain has final authority to ensure that carriage of a Flight Attendant jumpseat rider does not affect weight or operational restrictions or cause displacement of revenue. The Company, in consultation with the Union, will develop and publish reasonable procedures to implement this jumpseat policy.

O.	Travel Privileges and Pass Benefits

1.	Employee Travel Manual

The Company will publish all Company-related travel benefits and privileges, including travel benefits and privileges associated with each code share partner. The Company will endeavor to negotiate travel benefits and privileges for each code share partner. All travel benefits and privileges related to a code sharing partner will be made available to all crewmembers.

2.	Buddy/Companion Passes

Flight Attendants will receive buddy passes over the lines of the Company. Station Managers, who are employees of the Company, or their designees, shall have the authority to issue buddy pass tickets.

P.	Pass, Interline/Code Share, and Jumpseat Policies.

1.
Flight Attendants on the active payroll of the Company and Flight Attendants retired from the Company with ten (10) or more years of active service shall be entitled to all the provisions of the Company’s pass policy accorded other Company employees.

2.	A Flight Attendant who abuses the Company’s pass policy shall be subject to loss of privileges.

3.	The Company shall endeavor to negotiate favorable interline/code share agreements (inclusive of jump seat privileges).

4.
The Company will issue documentation necessary to enable any person entitled to pass privileges to exercise those privileges, as efficiently as reasonably possible. In those stations where the Company has direct control over the pass policies, Chautauqua employee travel cards will be used if issued by the Company.

5.
In the event of the death of a Flight Attendant, the surviving spouse will be entitled to pass privileges for a period of one (1) year, to the extent permitted by law and travel code sharing agreements.

6.
The Company shall make available to each Flight Attendant an Airline Interline/Code Share Agreement List, updated when there are substantial changes. The Travel Pass Policies for the Flight Attendants will be no less favorable than those afforded to all other employees of the Company not covered by this Agreement.

7.	Designated Union business representatives will be provided space available travel on the Company’s system for the purpose of administering this Agreement.

8.	The Company will furnish the Union a copy of the Pass policy and any amendments thereto.

Q.	Payment for Equipment and Training.

1.
All training of Flight Attendants shall be at Company expense. Ground school, flight training, training facilities, training aids, written training materials and equipment utilized for such training will be provided at no cost to the Flight Attendant.

2.	Flight Attendants will not be required to pay for the use of any equipment required in scheduled operations.

3.
Manuals issued to Flight Attendants by the Company will be paid for by the Company. Each Flight Attendant must maintain her manual in good condition at all times. Any Flight Attendant who transitions to another aircraft-type or terminates employment shall return previously issued manuals in current, good condition, normal wear and tear excepted. If a Company-provided manual is lost or negligently damaged, the Flight Attendant shall reimburse the Company for the cost of replacement.

R.	Notices to Flight Attendants

All notices to Flight Attendants involving base assignments, promotions, demotions, furloughs, recalls, and leaves of absence shall be published by the Company at each base. Copies of all such notices will be sent to the Union.

S.	Commuter Policy

1.
A Flight Attendant must list on at least two (2) flights with available seats, no more than forty-eight (48) hours in advance, on line, on code sharing partners, or off line with acceptable documentation, all of which would position the Flight Attendant in time for her assignment.

2.
If a Flight Attendant has performed paragraph S.1. above and through no fault of the Flight Attendant, does not arrive in time for her trip pairing and notifies the Company as soon as practicable, then the Company will take no disciplinary action against the Flight Attendant, subject to paragraph S.5. below.

3.
The Flight Attendant shall report in her Base as soon as possible and shall be subject to reassignment for the remainder of the trip pairing for that day. The Company will attempt to place the Flight Attendant back on her original trip as soon as practicable as long as the trip has not been awarded to a Flight Attendant on her day off. If assigned to another trip, such trip must be scheduled for completion no more than two (2) hours later than the original trip hour period, unless the Flight Attendant agrees to a later schedule completion.

4.
The Flight Attendant’s guarantee will be reduced by the amount of flight time of the missed trips. From the point that the Flight Attendant was able to fly the trip pairing, the Flight Attendant shall be paid the greater of actual flight time or her scheduled flight time.

5.	A Flight Attendant may use the commuter policy protection no more than two (2) times in any six (6) month period.

T.	Alcohol/Drug Testing

1.	The Company will maintain and administer drug and alcohol testing programs in accordance with applicable laws and regulations.

2.	All Flight Attendants will be provided with a copy of the Company’s FAA approved drug and alcohol program.

3.	A Flight Attendant who is removed from a trip pairing for drug or alcohol testing that does not result in a positive test will not suffer a loss of pay as a result.

U.	Aircraft Tidying

1.	Flight Attendants will tidy the cabin and the galley of the aircraft prior to landing, during turns at outstations and after the last flight of the day.

2.
A Flight Attendant may abbreviate the tidying procedures when station turn time prohibits, upon expiration of duty time (15 minutes after block-in of the last leg of the duty period), or physiological needs dictate.

ARTICLE 23

NEW EQUIPMENT

Should the Company announce its intent to place into revenue service aircraft with seating capacity in excess of 99 seats, the rates and work rules specific to that aircraft type will be determined as follows:

1.
The Company will give the Union notice of its intent to introduce the new equipment at least six (6) months prior to the estimated scheduled revenue service date, or within thirty (30) days after entering into the contract for procurement or lease of the new aircraft type, whichever is later in time.

2.
The parties will meet within (15) days following written request by either party to negotiate rates of pay for such aircraft type. Should negotiations result in an agreement, the new aircraft type will be flown in accordance with the terms of the agreement. If negotiations do not result in an agreement within one hundred (100) days from the date of commencement of negotiations, either party may submit the dispute to final and binding interest arbitration.

3.	The dispute shall be heard before an Arbitrator selected in accordance with the procedures set forth in Article 19 (System Board of Adjustment).

4.
The Hearing will be conducted as soon as possible but in no event more than three (3) months after arbitrator selection, unless mutually agreed otherwise. Briefing by the parties, if any, will be completed within thirty (30) days after the hearing date. The Arbitrator shall issue a decision no later than sixty (60) days after the close of the hearing or of receipt of the parties brief, whichever is later.

5.
Upon final agreement, or issuance of the Arbitrator’s decision, as the case may be, retroactive compensation, if applicable, will be paid to all Flight Attendants who operate a disputed aircraft type placed in revenue service before the parties’ agreement became effective or the award issued.

6.
Nothing set forth in this Article shall prevent the Company from introducing a new aircraft type into revenue service before agreement is reached over the rates and work rules applicable to that aircraft, as long as the pay rates assigned to such aircraft type are not less than the rates provided in Article 3 of this Agreement.

ARTICLE 24

HOURS OF SERVICE

A.	Rest Periods

1.	Scheduled Rest

a.	In Base, a Flight Attendant will be scheduled with a minimum of ten (10) hours of rest between duty periods (from release time until next report time).

b.	When away from Base, a Flight Attendant will not be scheduled for less than 8.5 hours of rest (from release time until next report time).

2.	Actual Rest

A Flight Attendant will receive no less than eight (8) hours of actual rest between duty periods (from release time until next report time).

B.	Duty Time Limitations

1.	A Flight Attendant will not be scheduled or rescheduled for a duty period in excess of fourteen (14) hours. In no case will the actual duty time exceed sixteen (16) hours without her consent.

2.	A Flight Attendant scheduled for a reduced rest overnight will be scheduled for no more than ten (10) hours of duty in her next duty period.

3.
A Flight Attendant’s duty time for a flight, trip or trip pairing shall commence at the later of the Flight Attendant’s scheduled report time or actual report time. Report time shall be scheduled for thirty (30) minutes prior to departure time of the first flight, but may be extended to forty-five (45) minutes at the Company’s discretion. It will end fifteen minutes after arrival time of the last flight of the duty period, plus an additional fifteen (15) minutes if clearing customs, repositioning an aircraft (as required by the Company), or a combination of the above. At the request of either party, the parties will meet to evaluate, on an airport-by-airport basis, circumstances involving longer or shorter times for clearing customs or repositioning that do not fit the foregoing parameters. If the parties agree that an adjustment should be made, the change will be implemented.

4.	Multiple day trip pairings will begin and end at a Flight Attendant’s Base.

5.
Trip pairings will not be scheduled in excess of five (5) consecutive days and if scheduled for five (5) days, the fifth day may not exceed the maximum number of legs returning the Flight Attendant to Base permitted under the Chautauqua Pilots’ Agreement.

6.	A duty period will contain a maximum of nine (9) flying legs. This may be extended to ten (10) with the Scheduling Committee’s concurrence on a bid month basis.

7.	Except in unusual circumstances, a duty period will contain a maximum of three (3) scheduled consecutive round trips to the same destination.

C.	Flight Time Limitations

The Company will not schedule a Flight Attendant for more than:

1.	Eight (8) hours of block time in a duty period.

2.	Thirty (30) hours of block time in any seven (7) day period. However, a Flight Attendant may voluntarily pick up flying in excess of this limitation

3.	One hundred (100) hours of block time in a calendar month.

D.	Days Off

1.
The Company will schedule Regular, CDO and Composite line-holders with at least twelve (12) days off in Base per bid period. A Flight Attendant holding a Reserve line will be scheduled for at least eleven (11) days off in Base per bid period. A Flight Attendant in training will be scheduled for days off during such training in accordance with Article 10 (Training) and D.5 below.

2.
A Flight Attendant in initial training will be scheduled for days off during such training in accordance with Article 10 and D.5. below. Upon completion of Initial Training and OE, a new hire Flight Attendant whose place of residence is not within 75 miles of her Base will be given no less than three (3) consecutive days off prior to reporting to Base. Days off, for the purposes of this paragraph, may be reduced by mutual agreement between the Company and the Flight Attendant.

3.
Regular, Composite, CDO and Reserve lines will be scheduled with one (1) period of at least three (3) consecutive days off. All other periods of days off will be scheduled as groups of at least two (2) days, except during the integration period, which may contain single days off.

4.
If a Flight Attendant is unavailable for flight duty for a part of a bid period, her minimum scheduled days off will be prorated per the chart below. A Flight Attendant is unavailable if she cannot perform flight duty, because, e.g., of lack of current qualifications or leaves, excluding sick leave or paid leaves.

Duty-Days Actual or Anticipated (including days-off)	Days Off
1 to 2	0
3 to 5	1
6 to 8	2
9 to 11	3
12 to 14	4
15 to 18	6
19 to 21	7
22 to 24	8
25 to 27	9
28 to 29	10
30 to 31	12 (line holder) 11 (for reserve)

5.	A Flight Attendant will not be scheduled/rescheduled to perform any duty, including training, for more than six (6) consecutive days without a calendar day off.

6.	In no case will any Flight Attendant be reduced below her minimum days off in Base without receiving a replacement day off in the same or following month.

7.	A Flight Attendant who voluntarily reduced her days off will not be entitled to replacement day(s) off.

E.	Notification at Base

1.
The Company will maintain a standard method of notifying a Flight Attendant if scheduled departure time will be appreciably delayed (more than one (1) hour) or canceled. A Flight Attendant will be notified as far in advance as is practicable.

2.	The Company will not contact an off duty Flight Attendant between 2200 and 0600 local Base time. The following exceptions apply:

a.
If there is a change in the Flight Attendant’s schedule (i.e. rescheduled), the Flight Attendant may be called one (1) hour prior to the original or revised report time, whichever is earlier, provided the call is made to minimize the disruption to the Flight Attendant’s rest. No more than one (1) personal contact will be made during that period by the Company for this reason.

b.	A Flight Attendant on reserve may be contacted during her period of reserve availability.

c.	A Flight Attendant off duty may be contacted when the operational requirements dictate.

3.	A Flight Attendant who is unable to report for duty will notify Crew Scheduling as far in advance as practicable.

4.	A Flight Attendant will not be required to keep the Company notified of her whereabouts on her days off.

F.	Flight Attendant Fatigue

1.	A Flight Attendant is expected to report for duty adequately rested in order to comply with her obligation to complete her assignment.

2.
A Flight Attendant who declares herself fatigued will notify Crew Scheduling, while on duty, and will be immediately removed from duty and will not be credited or paid for the portion of her trip that she does not operate because of fatigue.

3.	A Flight Attendant will only declare herself fatigued when she is legitimately fatigued.

ARTICLE 25

BASES

A Bases
1. The Company may establish or maintain a Flight Attendant base at any location where it establishes or maintains a pilot base.

2. Should the Company wish to establish or maintain a Flight Attendant base at a location where it does not have a pilot base, the provisions set forth below shall govern.

B. A “Large” base is defined as any base with at least twenty (20) hard lines (not including build up or reserve lines) available for bid at that location and where the Company flies routes that connect the base location with at least two (2) other airport locations (an airport that is flag stopped does not count toward the two (2) airports). No large base shall be opened unless the previous conditions are met or the Union and the Company have come to a mutual agreement.

C. A “Small” base is defined as any base that has fewer than twenty (20) hard lines but no fewer that eleven (11) hard lines. The Company may have a maximum of one (1) “small” base for every two (2) “large” bases. The criteria for a “small” base shall be the same as for a “large” base, except that the minimum number of hard lines shall be no fewer than eleven (11).

D. The Company and the Union recognize that the above-stated criteria may fluctuate periodically, but in the interest of stability, the Company would not normally be required to close a non-conforming base unless one or both of the above-stated criteria has not been met for at least a one (1) year period.

E. Bases must contain lines that contain overnight trips away from base.

F. Hybrid Bases

1. A Hybrid Base is any new base that opens after the date of signing of the Agreement that does not comply with the criteria specified in B. or C .above.

2. In order for the Company to open and maintain a hybrid base, the following conditions must apply:

a)	The aircraft assigned to the new base must be a result of expansion/growth and not simply relocation of company flying.

b)	The base will have a minimum of two (2) aircraft to cover the flying assigned to the new base. The Company shall be allowed three (3) months to place both aircraft into service.

c)
If a hybrid base does not comply with the criteria set forth in paragraphs B. or C. within eighteen (18) months from the date of opening, it will be closed unless it is otherwise mutually agreed by the parties to keep the base open.

3. There is no minimum number of cities these bases must serve.

4. All vacancies will be filled with volunteers only. No Flight Attendant will be displaced or forced to fill these vacancies.

5. The Company cannot restructure or close any current base and then reopen it to take advantage of the provisions of this section.

6. The Company cannot restructure or close any base meeting the criteria set forth in paragraphs A. or B. and then reopen it as a hybrid base to take advantage of the provisions of this section.

                   G. In the event of a dispute over any section of Article 25 (Bases) and a similar dispute exists with the pilots, the resolution of the Pilot dispute will control.

ARTICLE 26

MISSING, INTERNMENT, HOSTAGE OR PRISONER OF WAR BENEFITS

A.
Any Flight Attendant who, while in the performance of duties for the Company, through no fault of her own becomes missing, is illegally interned, is held as a prisoner of war, is hijacked or is held hostage shall accrue seniority and longevity credit, and shall receive the following benefits until he/she returns to active employment with the Company or as otherwise provided in this article:

1.
The average monthly compensation she received during the highest paid three (3) months of the last six (6) full months she worked with the Company, less legally mandated deductions and deductions previously authorized by the Flight Attendant. Where such Flight Attendant would be entitled to longevity raises, the Flight Attendant shall be paid in accordance with those raises.

2.	Continuation of travel benefits for dependents of said Flight Attendant.

3.	Contributions that were being paid by the Flight Attendant and deducted from her wages will continue to be deducted from wages paid under this internment benefit.

4.	Full accrual of vacation and sick leave credit.

B.	In cases in which it is not apparent whether the Flight Attendant is involuntarily or unlawfully detained, the above benefits will be paid retroactively if such status is later confirmed.

C.
In the event that the Union has concerns regarding the security of Flight Attendants in foreign locations, the parties shall promptly meet and confer regarding appropriate security measures to be taken in light of the risk reasonably expected to be incurred. Any security measures reasonably required shall be promptly implemented.

D.	If death is established, or if there is sufficient presumption of death, all benefits set forth in A. above shall cease and death and survivor benefits shall be paid.

E.
If the parties are unable to confirm whether a Flight Attendant who is interned or unlawfully detained is alive or dead, compensation and other benefits shall continue to be paid by the Company to the beneficiaries (or trust account) indicated in the Flight Attendant's letter of instruction to the Company for a period of eighteen (18) months, after such Flight Attendant was last known to be alive. At the end of that eighteen (18) month period, if the Flight Attendant's status is still unconfirmed, death and survivor benefits shall be paid.

F.
If a Flight Attendant who has been paid death/survivor benefits pursuant to this Article 5 is later found to be alive, he shall receive retroactively the difference in pay between the total compensation (including death benefits) paid by the Company under this section and the monthly amounts he would have been due under this section had the Company known he was alive. If the Flight Attendant remains interned or imprisoned, monthly payments shall then be resumed for the duration of internment or imprisonment. If the death/survivor benefits are greater than the benefits provided pursuant to this section, the Flight Attendant shall reimburse the Company for the excess received.

G.
The monthly compensation set forth in Paragraph A. above, will be credited to such Flight Attendant on the books of the Company and will be distributed according to written directions from the Flight Attendant. The Company will require each Flight Attendant to execute and deliver to the Company a written direction in the form set forth in Paragraph I. below.

H.
If a Flight Attendant due compensation under this Article has not completed a direction per Paragraph G. above, or the written direction does not cover the situation, such compensation will be held in an interest bearing account at a federally-insured financial institution until the Flight Attendant is found or released and is able to claim the compensation. In the event of the Flight Attendant’s death, the proceeds of said account will be paid to the legal representative of the Flight Attendant’s estate.

ARTICLE 27

SICK LEAVE

A.	Sick Pay Bank

Paid sick time is provided to allow the time off necessary to recuperate from illness or injury.

B.	Definitions

1.
Sick Pay - is pay to an eligible Flight Attendant who cannot perform her regular duties because of sickness or non-occupational injury, including maternity. Sick pay may also be utilized when a Flight Attendant's presence would jeopardize the health of others because of exposure to a contagious disease. Sick pay does not cover time for routine physical examinations or dental check-ups. Pay during a period of sick absence will be based on the Flight Attendant's base rate and scheduled hours. (i.e. Line holders will be paid and have time deducted from their sick bank on a “trips missed” basis and reserves will be paid and have 4.0 hours deducted from their sick bank for each day they are on sick leave.

2.	Worker's Compensation Temporary Disability Pay - is pay to an eligible Flight Attendant unable to work because of an injury on the job at the Company.

a.	The injury must be one that is covered by the applicable state worker’s compensation law and must be verified in writing by the treating physician.

b.
Payment for occupational injury by the Company's insurance carrier, or the state, is generally set at a percentage of the Flight Attendant's average weekly wage. However, this rate and the maximum weekly payment may vary from state to state.

3.	State Mandated Benefits - are disability income benefits required by law in certain states. State mandated benefits may include or require payments from an outside source.

4.
In no event may a Flight Attendant be entitled to state mandated benefits and sick pay in excess of the Flight Attendant's rate of pay in excess of her monthly line award, or when she is absent for an entire bid month, her monthly guarantee.

C.	Sick Leave Accrual

     1.  A Flight Attendant accrues hours of sick pay credits for each month that she is in a paid status. A Flight Attendant will accrue sick leave as follows for each month of service as a Flight Attendant to a maximum of 300 hours.

Years of Service	Accrual per month
0-12 months	2.0 hours
2-6 years	2.5 hours
7+ years	3.0 hours

2.
The Flight Attendant must be at work, on paid sick leave, on vacation, or on a Company-offered leave of absence for at least fifteen (15) or more days in a month in order to be considered to be an active Flight Attendant for sick pay accrual purposes.

D.	Commencement and Payment of Paid Sick Time

1.
When a Flight Attendant other than a Reserve Flight Attendant loses time because of illness or injury she will be credited with the scheduled time of any trip lost to the extent she has sick leave accrued. A Flight Attendant absent for a full month because of illness or injury who has not been awarded a monthly schedule will be credited with the minimum monthly guaranteed hours to the extent she has sick leave accrued.

2.
A Reserve Flight Attendant will be credited with three hours thirty minutes (3.5 hours) for each day of schedule reserve day missed as a result of injury or illness as defined above. The Reserve Flight Attendant will not have the monthly guarantee reduced because of injury or illness provided she has enough sick hours accrued to cover the missed days.

3.	If a Flight Attendant becomes unable to perform her duties due to illness while on a trip, and cannot return to her base, she will be provided lodging, if necessary, until she can return to her base.

E.	Calling Off / Calling On

1.
A Flight Attendant will make one (1) call to Crew Scheduling to notify them that she is unable to report to work due to illness or injury. During the call she will advise them of the anticipated duration of her absence. If the anticipated duration changes, the Flight Attendant will notify Crew Scheduling. When the Flight Attendant is ready to return to work, she will call Crew Scheduling to notify them of her return date.

2.
If the Flight Attendant’s availability to return to work is in the middle of a multi-day pairing, the Company will reinstate the Flight Attendant into her pairing in domicile at the earliest possible time. By mutual agreement between the Flight Attendant and Crew Scheduling, the Flight Attendant may return to her trip at a location other than her base, or be assigned to another trip within the days of her original trip.

3.	A Flight Attendant may use accrued sick leave to receive pay for FMLA-covered absences due to illness or injury of a spouse or child.

F.	Exhaustion of Sick Pay

When a Flight Attendant who is unable to work due to illness or injury exhausts her accrued sick leave, the Flight Attendant will be placed on an unpaid medical leave of absence. A Flight Attendant will not accrue Sick Pay while on a medical leave of absence.

G.	Travel While on Sick Pay Status

Flight Attendants on sick pay status may use their pass privileges or reduced rate travel for personal travel. Eligible family members (and buddies if accompanied by the Flight Attendant's spouse or other eligible family pass rider), are permitted to travel while the Flight Attendant is in a paid status. To allow time for family members to return from trips in progress or be notified to make alternate travel arrangements, eligible family members may continue to travel for thirty (30) days from the date an Flight Attendant’s status changes to "unpaid" (i.e., a Flight Attendant has exhausted her accrued sick leave).

H.	Request for Medical Documentation

The Company may request a doctor’s note after a Flight Attendant has been off duty due to illness or injury in excess of three (3) consecutive days or where there may be suspected abuse.

I.	Worker’s Compensation and Occupational Injury

1.	A Flight Attendant may elect to use her Sick Pay to supplement Worker’s Compensation benefits.

2.	Worker’s Compensation Temporary Disability payments will be made directly to the Flight Attendant by the Worker's Compensation carrier (or the state) in the amount equal to the statutory requirements.

3.
At the option of the Flight Attendant, payments will be made to the Flight Attendant, by the Company, in the amount calculated to be the difference between the Flight Attendant's regular monthly guarantee pay rate and the statutory payment amount, until such time as the Flight Attendant's accrued sick leave (if elected) is exhausted.

J.	Sick Bank Payoff

Flight Attendants after five (5) years of service are entitled to be paid for all accrued and unused sick pay bank hours upon Retirement.

ARTICLE 28

VACATIONS

A.	Vacation Policy

1.
All Flight Attendants are eligible for paid vacation. The rate at which a Flight Attendant accrues vacation is based on the Flight Attendant's Company seniority. The number of days a Flight Attendant actually accrues vacation, to be used in the next year, is based on the Flight Attendant's accrual rate and the number of pay periods the Flight Attendant is active in the current year.

2.
Accrual Schedule - The number of vacation hours a Flight Attendant actually receives will be based on her accrual rate and the number of pay periods the Flight Attendant is active in the prior year. The Flight Attendant must be at work, on paid sick leave, on vacation, or on a Company-offered leave of absence for at least fifteen (15) or more days in a month in order to be considered to be an active Flight Attendant for vacation accrual purposes.

The number of vacation hours earned is based on the following rate of accrual:

Years of Service	Monthly Accrual	Yearly Accrual
0-12 months	1.5 hrs/month	18 hrs/year
2-7 years	3.0 hrs/month	36 hrs/year
8+ years	4.5 hrs/month	54 hrs/year

3.	A Flight Attendant who leaves the Company voluntarily will receive full payment for unused vacation time credited from the previous year as well as vacation accrued in the year of separation.

4.	A Flight Attendant who has not accrued six (6) months of Company seniority is not eligible for vacation pay upon termination.

5.	In the event of the Flight Attendant's retirement, permanent disability or death, current year accruals will also be paid.

6.	A Flight Attendant may elect any of the following options in connection with unused vacation:

a.	Elect to be paid for remaining vacation. Pay-out will be made on the first paycheck following January 1st of the next year, or

b.	In lieu of taking time off, she will be paid at her current hourly rate for each Vacation Hour exchanged. A maximum of sixty (60) hours may be exchanged each month.

c.	Elect to carry over the remaining vacation to the next year, provided, however, that no more than 1.5 times the current year’s accrual may be carried over.

d.	In the event of a Flight Attendant’s death, the amount will be paid to her estate.

e.
Upon the effective date of this Agreement, Flight Attendants may elect to convert existing PDO hours to accrued vacation hours, up to a maximum of the equivalent of twenty-four (24) months’ vacation accrual as set out in A.2 above (e.g., a Flight Attendant with 5 years of service may convert up to 72 PDO hours to vacation hours; a Flight Attendant with 9 years of service may convert up to 108 hours). The remaining PDO hours, if any, shall be converted to sick bank hours or cashed out, or any combination there of.

B.	Vacation Bidding

1.	Vacations will be bid on a system wide basis and awarded by Flight Attendant Seniority.

2.
Bids will open November 1st and close November 15th of each year. Bids will be submitted on the Vacation Bid form. Vacation awards will be posted and be made available on the Company’s intranet website no later than December 1st.

3.
A Flight Attendant may bid one week of vacation for each 18 hours of vacation projected to be accrued through December of the year in which she is bidding. Partial weeks remaining (i.e., amounts less than 18 hours) may be designated for VAC-DAT usage as provided below.

4.	The weekly allotment of vacation will be no more than 40% below and no more than 25% higher than the annualized weekly average number of vacation weeks available for bid.

5.	The annualized weekly average of vacation available for bid shall be the coming year’s projected vacation accrual plus all vacation hours carried over, divided by nine hundred thirty six (936).

6.	Vacations will be bid and awarded in full week increments. A vacation week is Monday through Sunday.

7.	A Flight Attendant’s weekly vacation awarded is credited and deducted from her vacation accrual bank by eighteen (18) hours per week.

8.
For a Flight Attendant to receive awarded vacation, she must have at least sixteen (16) hours in her vacation bank at the time the vacation is to be taken. The Flight Attendant’s monthly guarantee will be reduced by the number of hours in her vacation bank below eighteen (18).

C.	VAC-DAT (Vacation-Day-At-A-Time)

1.
Flight Attendants may elect to designate up to one week’s accrued vacation (18 hours), plus any partial weeks as provided in B.3. above, to be taken as vacation day-at-a-time (VAC-DAT). The Flight Attendant may designate the number of VAC-DAT days during the vacation bidding in November. Each VAC-DAT day shall have credit and pay value of 3.6 hours.

2.	During the year, a Flight Attendant may request VAC-DAT for a specific day or sequence of days, up to 3 days, if she has VAC-DAT available. At each base at least

# of F/As awarded VAC-DAT Periods	Base Size
1	1-20
2	21-50
3	51-80
4	81+

will be automatically approved, provided the request is submitted in the month prior to bidding for the month in which the VAC-DAT is requested. (For example, requests for automatic approval for the month of April must be submitted in the February bid process for award with the March bid awards, so that the VAC-DAT will be on the schedule at the time the Flight Attendant bids for her April schedule.) If more than one Flight Attendant bids for the same or overlapping VAC-DAT period(s), or if the number of bids exceeds the number of awards in the chart above, awards will be made in seniority order. Requests not eligible for automatic approval will be reviewed and if approved, the Flight Attendant will be notified on the “pre-assigns” prior to bidding for the month.

3.	Once a request has been properly made, the VAC-DAT must be taken as scheduled unless agreed to otherwise by the Flight Attendant and the Supervisor.

D.	Changes To The Posted Schedule

1.	Vacation weeks that remain available or become open during the year will be available for Flight Attendants who wish to switch or add to their scheduled weeks of vacation.

2.
Request for changes in accordance with paragraph 1 above must be received no later than the close of bids the month prior to either the scheduled vacation or the first day of the vacation she wishes to select, whichever occurs first. The request must be made in writing. If the Flight Attendant is the most senior Flight Attendant to make such a request, the Supervisor will approve the change, and the posted vacation schedule will be revised accordingly.

3.	Any open vacation period on the vacation schedule will remain open for seventy-two (72) hours prior to being awarded to the senior eligible bidder.

4.	Updated open vacation weeks will be routinely posted no later than the 5th of each month on the Company’s intranet website.

E.	Perfect Attendance Incentive

For each rolling consecutive six (6) month period of perfect attendance, each full-time Flight Attendant shall be entitled to 4 additional vacation hours. If a Flight Attendant has perfect attendance for a calendar year, she will receive an additional 4 hours to a maximum of 12 hours for each calendar year. At the option of the Flight Attendant, perfect attendance days may be taken as VAC-DAT, added to the Flight Attendant’s vacation bank or, with the mutual agreement of the Company, added to the Flight Attendant’s awarded vacation weeks.

ARTICLE 29

DURATION

This Agreement shall be come effective on September 1st, 2005 and shall continue in full force and effect until September 1st, 2009 and shall renew itself without change until each succeeding September 1st thereafter unless written notice of an intended change is served in accordance with Section 6, Title 1, of the Railway Labor Act, as amended, by either party hereto at least 30 days, but not more than 180 days, prior to September 1st, 2009 or September 1st of any subsequent year.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

ARTICLE 30

ATTENDANCE POLICY

A.	Introduction / Statement of Policy

1.
The Union and the Company are committed to a fair and reasonable Attendance Policy that is designed to recognize and encourage good attendance and provide fair treatment for any Flight Attendant who is absent or late for work excessively. It is each Flight Attendant’s responsibility to report to work on time and to work the full schedule. It is also recognized that on occasion Flight Attendants (or immediate family members) experience sickness that prevents the employee from coming to work or Flight Attendants may be late to work for reasons beyond their control.

2.
Tracking attendance, absences or tardiness is not intended to reflect negatively on any Flight Attendant. Absences / tardiness are noted only to ensure, that in rare instances of excessive absenteeism from the job, Flight Attendants are treated impartially and fairly.

3.
All Flight Attendants are expected to return to active status after any absence or leave as soon as they are capable of resuming their job duties including returning to work for a remaining portion of their trip or schedule. Each Flight Attendant is required to personally contact Crew Scheduling as soon as possible regarding her absence or tardiness, unless unable to do so for reasons beyond her control.

4.
Attendance / tardiness records are not part of a Flight Attendant’s personnel record unless disciplinary action is necessary. The actual attendance record will be maintained by the InFlight Supervisor.

5.
Abuse of sick leave benefits is a violation of this policy and is subject to corrective action up to and including termination. An example of abuse may be, taking days off under the guise of illness when not actually ill.

B.	Occurrences of Absenteeism / Tardiness / Lateness

The focus of this program shall be frequency of "occurrences" of absenteeism / tardiness / lateness based on a cumulative occurrence system. An occurrence shall be a continuous absence from scheduled duty or reporting late for work. Occurrences of absenteeism may vary in duration according to the nature of the event from a missed leg to several weeks or more for a single event. In accordance with Article 27, Sick Leave, of the Collective Bargaining Agreement, a Flight Attendant will “…make one (1) call to Crew Scheduling to notify them that she is unable to report to work due to illness or injury. During the call she will advise them of the anticipated duration of her absence. If the anticipated duration changes, the Flight Attendant will notify Crew Scheduling. When the Flight Attendant is ready to return to work, she will call Crew Scheduling to notify them of her return date.….” Any absence within that period of time is considered one occurrence.

Event	Occurrence
Tardiness	½
Lateness	1
UNA/Absenteeism / Sick Call	1
No Call / No Show - Report after Call	3
No Call / No Show	4
Absence Without Notice-	Voluntary termination

1.	Tardiness / Lateness

a.
A Flight Attendant reports six (6) or more minutes late but in time to work the scheduled flight without delay in her own or another flight, provided she has notified Scheduling that she will be late, will be considered “Tardy”.

b.	A Flight Attendant who reports six (6) or more minutes late under circumstances that do not qualify as a “Tardy” will be considered “Late”.

2.	Unavailable /Absenteeism / Sick Call

Absenteeism is defined as a Flight Attendant being absent from scheduled duty (e.g. trips, training, reserve, etc.), failing to return to work from vacation or leave on the day and time she is set for return, or reporting to the Company that she is unavailable for a scheduled day of work or reserve.

3.	No Call / No Show

a.	No call / No show

Flight Attendant fails to show or call for scheduled trip or training assignment.

b.
The Company will initiate a call to a “No-Call/No Show” Flight Attendant and may direct her to report to her own or another trip, to sit reserve or hot reserve assignment even though she would be reporting later than her scheduled report time. In such cases the Flight Attendant will be considered “No Call/No Show - Report after Call” if she reports as directed for the new assignment.

           4. Absence Without Notice

A Flight Attendant who fails to return to work from vacation or leave on the day and time set for return (fails to call or show) or fails to call/show for two (2) consecutive days of scheduled duty without notice to management may be considered a voluntary resignation.

C.	Absences / Tardiness / Lateness Non - Chargeable under this Policy

1.
Absences for the following reasons shall not be counted as occurrences of absenteeism / tardiness / lateness, provided the Flight Attendant provides notice to the Company as soon as reasonably possible under the particular circumstances, and provides proper documentation within 5 days, or as otherwise mutually agreed upon with her supervisor:

a.	Funeral / Bereavement Leave - limits and procedures as stated in Flight Attendant Contract
b.	Jury Duty
c.	Court Subpoena - civil or criminal cases in which Flight Attendant is not a named party
d.	Approved Military Leave
e.	Workers' Compensation injuries or illnesses which have been filed and approved
f.	Approved Family Medical Leave (FMLA)
g.	Approved Vacation Leave or time off (paid or unpaid).
h.	Lack of work or emergency closing or layoff
i.
Weather conditions or other conditions that materially effect Company operations and the Flight Attendant’s ability to report for duty as scheduled, provided the Flight Attendant takes reasonable measures to report as soon as possible to resume her own or another assignment.

D.	Progressive Policy

The disciplinary process is progressive in nature but may be implemented or accelerated at any step, including termination, depending upon the severity of the situation.

E.	Excessive Events of Absenteeism / Tardiness / Lateness - Corrective Action

Time Period within previous 12 months	Number of Occurrences
	4	6	7	8
Result:	Verbal	Written	Final/Suspension	Termination

1.	Step #1- Verbal Warning:

After the accumulation of four (4) occurrences as defined in this policy within an active rolling twelve-month period, the Flight Attendant may be notified by her Supervisor that her attendance is a problem that needs her corrective attention. In addition, during this discussion, the Attendance Policy will be reviewed, and a copy provided to the Flight Attendant, to ensure the Flight Attendant understands the policy and the disciplinary steps that may be taken if absences / tardiness continue. The Flight Attendant is to sign that they have received a copy of the Attendance Policy. This First Warning will be placed in her personnel file.

2.	Step #2 - Written Warning

After accumulating six (6) occurrences within an active rolling twelve-month period a disciplinary letter may be issued to the Flight Attendant that her attendance is at an unacceptable level and that it requires her immediate attention to correct it. This letter will warn of further disciplinary action up to and including termination of employment if absences or tardiness continue. This Written Warning Letter will be placed in their personnel file.

3.	Step #3 - Final Warning/Suspension

When a Flight Attendant incurs seven (7) occurrences of tardiness/absenteeism within an active rolling twelve-month period the Flight Attendant may be issued a final written warning letter that her tardiness or attendance continues to be at an unacceptable level which will include a disciplinary suspension of three (3) unpaid days off as determined by Management. The Flight Attendant must realize that this is the last warning before termination. This Final Warning Letter will be placed in her personnel file.

4.	Step #4 - Discharge or Termination

If the Flight Attendant accumulates eight (8) occurrences within an active rolling twelve-month period and the Flight Attendant has failed to correct her absenteeism / tardiness after receiving a first written warning, a second written warning, and/or a final warning of termination with suspension, as provided in Steps #1 - #3 above, the Flight Attendant may be subject to termination of employment.

F.	Management Guidelines

1.	Flight Attendant disciplinary actions should be administered by the appropriate Supervisor within five (5) working days after the Flight Attendant returns to work unless unusual circumstances prevail.

2.
This policy supersedes Section 1 of the Attendance Policy set out in Chapter 8 of the Company’s Associate Handbook as it relates to Flight Attendants, but does not supersede any other published policies or guidelines.

G.	A Flight Attendant may request union representation and/or file a grievance at any step of this procedure, subject to the limitations of Article 18.E.3 regarding probationary Flight Attendants.

          H.  Perfect Attendance Incentives

1.	If a Flight Attendant completes six (6) months of perfect attendance after receiving a verbal or written warning (Step 1 or 2) under this policy, she will have 1 occurrence removed from her record.

2.
Each full-time Flight Attendant who attains a rolling consecutive six-month period of perfect attendance will be entitled to 4 additional vacation hours for each such period, and an additional 4 hours for each calendar year of perfect attendance, as provided in Article 28.E - Vacations.

Binding of Parent
LETTER OF AGREEMENT #1
Between
REPUBLIC AIRWAYS HOLDINGS, INC.
And
THE FLIGHT ATTENDANTS in the service of REPUBLIC AIRWAYS HOLDINGS, INC
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS LOCAL #135

This LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between Republic Airways Holdings, Inc. (hereinafter referred to as the “Company”) (Chautauqua Airlines, Inc. and any other Subsidiary of the Parent), and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, LOCAL 135 (hereinafter referred to as the “Union”).

In consideration for the promises and inducements contained in the Collective Bargaining Agreement between the Company and the Union dated September 1, 2005 as amended, the Parent hereby agrees to be bound by the terms applicable to it as set out in Article 1 (Scope) or any other related section of the Collective Bargaining Agreement between the Company and the Union.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

LETTER OF AGREEMENT #2
Between
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.
And
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., and REPUBLIC AIRLINES, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

NEW 170 AIRCRAFT FOR CHAUTUAQUA AIRLINES, INC. - AMENDED

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among CHAUTAUQUA AIRLINES, INC., (hereinafter referred to as the “Company”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

The Letter of Agreement entitled New 170 Aircraft for Chautauqua Airlines, Inc., is hereby amended by changing the last paragraph thereof to read as follows:

Unless otherwise agreed by the parties, if by December 31, 2005 Chautauqua Airlines, Inc. has not ceased operating ERJ 170 type aircraft, it shall (a) incorporate ERJ 170 training into the annual recurrent training for all Chautauqua Airlines, Inc., Flight Attendants, and (b) the monthly schedule bidding restrictions in paragraph 2, above, will be removed so that Flight Attendants may bid any flying for which they have been trained.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

LETTER OF AGREEMENT # 3
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

TRANSFER BETWEEN REPUBLIC ENTITIES

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (hereinafter collectively referred to as the “Company”; each individually an “entity”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

Any flying for the Company requiring Flight Attendants shall be performed exclusively by the Flight Attendants on the Chautauqua Airlines Flight Attendant System Seniority List, and shall be performed in accordance with the terms of the Chautauqua Flight Attendant Collective Bargaining Agreement (CBA) effective DOS, except as set out below:

1.
Any Flight Attendant on the Chautauqua Airlines Flight Attendant Seniority List as of July 1, 2005, may bid on a one-time basis for a Flight Attendant position at Republic Airlines, Inc. or Shuttle America, Inc.

2.
Bids must be submitted no later than August 08, 2005 and will remain in effect until each bidder has either been awarded a vacancy pursuant to the bid, or the bid is withdrawn by the Flight Attendant. The following rules shall apply:

a.
When Republic/Shuttle America Flight Attendant vacancies occur, eligible Flight Attendants who have submitted their request to be added to the eligibility list shall be offered such vacancies in seniority order.

b.
An eligible Flight Attendant may bypass a vacancy so long as there is a less-senior eligible Flight Attendant willing to accept the vacancy. When there is no less-senior Flight Attendant willing to accept the vacancy, the Flight Attendant shall either accept the vacancy or cease to be an eligible Flight Attendant.

3.	Flight Attendants thereafter may not voluntarily bid between any of the Company entities except as provided under the terms of the CBA.

4.
Flight Attendants on the Chautauqua Flight Attendant System Seniority List who transfer between Company entities will not suffer any training expense or be treated as new hires, but will carry their seniority and longevity between entities.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

 LETTER OF AGREEMENT #4
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

GLT LINE SELECTION AND BENEFITS

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (hereinafter collectively referred to as the “Company”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

1. Flight Attendants who are participants in the Job Share program on the date of the implementation of GLT line bidding as provided in Article 6 of the Agreement shall be “grandfathered” as GLT line holders, subject to the right to bid out of that status as provided in Article 6.

2. Flight Attendants who wish to become GLT lineholders after the date of the implementation of GLT line bidding may submit written bids to Crewplanning. Subject to the limitations set out in Article 6, available GLT positions will be awarded in seniority order of the bids on file at the time the positions become available.

3. GLT Flight Attendants shall accrue vacation and sick leave at ½ the rate of full-time Flight Attendants.

4. GLT Flight Attendants shall be eligible for flight benefits on the same basis as full-time Flight Attendants.

5. GLT Flight Attendants shall be eligible for moving expense reimbursement pursuant to Article 5 of the Agreement at ½ the rate of full-time Flight Attendants.

6. GLT Flight Attendants shall be eligible for 401k benefits if they work 450 flight hours or more per year.

7. GLT Flight Attendants will be eligible for Company paid Medical, Dental and Life Insurance benefits on the same basis and to the same extent as other Flight Attendants provided, that in the prior 12 months, a GLT Flight Attendant has accrued at least 720 credit hours. If she has not accrued the requisite number of hours in the prior 12 months she may elect Health and Welfare benefits by paying 2X the normal employee contribution for either single, couple or family coverage each month she is in the GLT program. Upon leaving the GLT program and resuming a regular Flight Attendant position, she will revert to the regular employee contribution rate.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

LETTER OF AGREEMENT #5
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

PAY SCALE ADVANCE

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (hereinafter collectively referred to as the “Company”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

Each Flight Attendant in the service of the Company who has one year or more of longevity on September 1, 2005 and whose seniority date is after February 1, 1999, shall on September 1, 2005 be advanced one step on the pay scale set out in Article 3 of the Agreement, and thereafter progress on her successive anniversary date(s) from that point. (see examples below)

Current wage	Longevity	9/1/05	9/1/06 2.5%	9/1/07 2.5%	9/1/08 2.0%	8/31/09 2.0%
$15.13	0-6 mo	$16.00	$16.40	$16.81	$17.15	$17.49
$16.15	7-12 mo	$17.00	$17.43	$17.86	$18.22	$18.58
$17.77	2	$18.02	$18.47	$18.93	$19.31	$19.70
$19.06	3	$19.31	$19.79	$20.29	$20.69	$21.11
$20.24	4	$20.49	$21.00	$21.53	$21.96	$22.40
$21.44	5	$21.69	$22.23	$22.79	$23.24	$23.71
$22.39	6	$22.85	$23.42	$24.01	$24.49	$24.98
$23.30	7	$24.05	$24.65	$25.27	$25.77	$26.29
$24.16	8	$24.41	$25.02	$25.65	$26.16	$26.68
$24.87	9	$25.12	$25.75	$26.39	$26.92	$27.46
$25.60	10	$25.85	$26.50	$27.16	$27.70	$28.26
$25.60	11	$26.75	$27.42	$28.10	$28.67	$29.24
$25.60	12	$27.70	$28.39	$29.10	$29.68	$30.28
$25.60	13	$28.12	$28.82	$29.54	$30.13	$30.74
$25.60	14	$28.52	$29.23	$29.96	$30.56	$31.17
$25.60	15	$30.25	$31.01	$31.78	$32.42	$33.07

Current wage	Longevity	9/1/05	9/1/06 2.5%	9/1/07 2.5%	9/1/08 2.0%	8/31/09 2.0%
$15.13	0-6 mo	$16.00	$16.40	$16.81	$17.15	$17.49
$16.15	7-12 mo	$17.00	$17.43	$17.86	$18.22	$18.58
$17.77	2	$18.02	$18.47	$18.93	$19.31	$19.70
$19.06	3	$19.31	$19.79	$20.29	$20.69	$21.11
$20.24	4	$20.49	$21.00	$21.53	$21.96	$22.40
$21.44	5	$21.69	$22.23	$22.79	$23.24	$23.71
$22.39	6	$22.85	$23.42	$24.01	$24.49	$24.98
$23.30	7	$24.05	$24.65	$25.27	$25.77	$26.29
$24.16	8	$24.41	$25.02	$25.65	$26.16	$26.68
$24.87	9	$25.12	$25.75	$26.39	$26.92	$27.46
$25.60	10	$25.85	$26.50	$27.16	$27.70	$28.26
$25.60	11	$26.75	$27.42	$28.10	$28.67	$29.24
$25.60	12	$27.70	$28.39	$29.10	$29.68	$30.28
$25.60	13	$28.12	$28.82	$29.54	$30.13	$30.74
$25.60	14	$28.52	$29.23	$29.96	$30.56	$31.17
$25.60	15	$30.25	$31.01	$31.78	$32.42	$33.07

Each Flight Attendant in the service of the Company on September 1st whose seniority date is on or before February 1, 1999, shall on September 1, 2005 be advanced five steps on the pay scale set out in Article 3 of the Agreement, and thereafter progress on her successive anniversary date(s) from that point. (See examples below)
Current wage	Longevity	9/1/05	9/1/06 2.5%	9/1/07 2.5%	9/1/08 2.0%	8/31/09 2.0%
$15.27	0-6 mo	$16.00	$16.40	$16.81	$17.15	$17.49
$16.31	7-12 mo	$17.00	$17.43	$17.86	$18.22	$18.58
$18.38	2	$18.02	$18.47	$18.93	$19.31	$19.70
$20.25	3	$19.31	$19.79	$20.29	$20.69	$21.11
$21.53	4	$20.49	$21.00	$21.53	$21.96	$22.40
$24.40	5	$21.69	$22.23	$22.79	$23.24	$23.71
$25.82	6	$22.85	$23.42	$24.01	$24.49	$24.98
$26.50	7	$24.05	$24.65	$25.27	$25.77	$26.29
$27.45	8	$24.41	$25.02	$25.65	$26.16	$26.68
$27.87	9	$25.12	$25.75	$26.39	$26.92	$27.46
$28.27	10	$25.85	$26.50	$27.16	$27.70	$28.26
$28.27	11	$26.75	$27.42	$28.10	$28.67	$29.24
$28.27	12	$27.70	$28.39	$29.10	$29.68	$30.28
$28.27	13	$28.12	$28.82	$29.54	$30.13	$30.74
$28.27	14	$28.52	$29.23	$29.96	$30.56	$31.17
$28.27	15	$30.25	$31.01	$31.78	$32.42	$33.07
		$30.75	31.51	32.28	32.92	33.57
			32.01	32.78	33.42	34.07
				33.28	33.92	34.57

Current wage	Longevity	9/1/05	9/1/06 2.5%	9/1/07 2.5%	9/1/08 2.0%	8/31/09 2.0%
$15.27	0-6 mo	$16.00	$16.40	$16.81	$17.15	$17.49
$16.31	7-12 mo	$17.00	$17.43	$17.86	$18.22	$18.58
$18.38	2	$18.02	$18.47	$18.93	$19.31	$19.70
$20.25	3	$19.31	$19.79	$20.29	$20.69	$21.11
$21.53	4	$20.49	$21.00	$21.53	$21.96	$22.40
$24.40	5	$21.69	$22.23	$22.79	$23.24	$23.71
$25.82	6	$22.85	$23.42	$24.01	$24.49	$24.98
$26.50	7	$24.05	$24.65	$25.27	$25.77	$26.29
$27.45	8	$24.41	$25.02	$25.65	$26.16	$26.68
$27.87	9	$25.12	$25.75	$26.39	$26.92	$27.46
$28.27	10	$25.85	$26.50	$27.16	$27.70	$28.26
$28.27	11	$26.75	$27.42	$28.10	$28.67	$29.24
$28.27	12	$27.70	$28.39	$29.10	$29.68	$30.28
$28.27	13	$28.12	$28.82	$29.54	$30.13	$30.74
$28.27	14	$28.52	$29.23	$29.96	$30.56	$31.17
$28.27	15	$30.25	$31.01	$31.78	$32.42	$33.07
	+	$30.75	31.51	32.28	32.92	33.57
			32.01	32.78	33.42	34.07
				33.28	33.92	34.57
					34.42	35.07
						35.57

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

LETTER OF AGREEMENT #6
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

RETROACTIVE PAY

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (hereinafter collectively referred to as the “Company”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

Each Flight Attendant in the service of the Company on September 1, 2005 shall receive retroactive pay as follows: 4% of the individual Flight Attendant’s gross earnings from 3/9/2003 or their Date of Hire, whichever is later, until September 1, 2005. The Company will deduct taxes at the supplemental rate of 25% as required by the IRS. Further, prior to distribution, Flight Attendants may elect to allocate all or any part of their retroactive pay to their 401(k) account in accordance with the plan provisions.

Such payments shall be made to eligible Flight Attendants within 30 days after date of signing.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

LETTER OF AGREEMENT #7
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

IMPLEMENTATION

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (hereinafter collectively referred to as the “Company”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

In the course of negotiations leading to the completion of the Collective Bargaining Agreement effective September 01, 2005, the parties agreed that as a part of the implementation thereof they would investigate the possibility of PBS implementation of Buddy Bidding, waiving 30 in 7 restrictions and Flight Attendants choosing to waive minimum 2-day-off blocks in the bidding process. Any or all of these provisions that can be implemented through PBS without causing the Company to incur other than nominal cost will be implemented.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

Letter of Agreement #8
Between
CHAUTAUQUA AIRLINES, INC.
And
THE INTERNATIONAL BROTHERHOOD of TEAMSTERS
Regarding
Employment Opportunities

WHEREAS, the parties desire to provide the opportunity for employees of other departments at Chautauqua Airlines, Inc. to become Flight Attendants;

NOW THEREFORE, the parties hereby agree as follows:

A.
When the company is hiring Flight Attendants, and employee(s) from other departments express a desire to become a Flight Attendant, the company will review the employee’s application/request and upon an offer and acceptance to become a Flight Attendant the company will schedule her into the next training class. She will be placed at the top of that class’ craft seniority list. Her Flight Attendant craft seniority will be greater than those Flight Attendants, in her class, hired from the street.

B.
In the event that more than one employee is accepted per training session the employee with the most company seniority will be the most senior and the employee with the second most company seniority will be the next most senior and so on. In the event of a tie, determination will be in accordance with Article 9-1 A. of the IBT/CHQ F/A Collective Bargaining Agreement.

C.	In the event the company cannot immediately release the employee from her existing position she will be granted a craft seniority date commensurate with the training class she would have attended.

D.	In the event of a dispute over an employee’s seniority entitlement under this letter of agreement, the parties agree to meet to expeditiously resolve the matter.

Agreed this 1st day of September, 2005.

For Chautauqua Airlines, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

 LETTER OF AGREEMENT #9
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

UNION HEALTH AND WELFARE

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (hereinafter collectively referred to as the “Company”; each individually an “entity”) and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

WHEREAS the Company and the Union have entered into a collective bargaining agreement with provisions for life, health and dental insurance, and

WHEREAS the Company and the Union mutually desire that such insurance be provided at cost-effective rates for both the Company and Flight Attendants,

NOW, THEREFORE, the Company and the Union agree as follows:

1.  The Company agrees to entertain a proposal from the Union to transfer the employees’ health and welfare coverage to a Teamster sponsored health and welfare plan.

2. The Company agrees to provide information identified by a Teamster-sponsored plan as necessary to formulate a proposal for coverage of the bargaining unit (or, by mutual agreement, on a Company-wide basis).

3. The Company will not unreasonably withhold agreement to transfer health and welfare coverage to a Teamster-sponsored plan if transfer to a Teamster-sponsored plan will result in lower premium cost or improved benefits at the same or similar per participant costs to the Company,

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

LETTER OF AGREEMENT #10
Between
REPUBLIC AIRWAYS HOLDINGS, INC.,
AND ITS SUBSIDIARIES
CHAUTAUQUA AIRLINES, INC.,
REPUBLIC AIRLINES, INC.,
AND
SHUTTLE AMERICA, INC.
AND
THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC., AND SHUTTLE AMERICA, INC.
As represented by the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS

SHUTTLE AMERICA INTEGRATION

THIS LETTER OF AGREEMENT is made and entered into accordance with the provisions of the Railway Labor Act, as amended, by and among REPUBLIC AIRWAYS HOLDINGS, INC., and its subsidiaries CHAUTAUQUA AIRLINES, INC., REPUBLIC AIRLINES, INC. and SHUTTLE AMERICA, INC. (collectively, the “Company”), and the Flight Attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the “Union”).

WHEREAS Shuttle America, Inc. (“Shuttle”) has been acquired by, and is being operated as a subsidiary of, Republic Airways Holdings, Inc. (“Holdings”), and

WHEREAS the Chautauqua/IBT collective bargaining agreement (“Agreement”) provides that the Agreement is to be applied to Shuttle, as a subsidiary of Holdings, and

WHEREAS, it is necessary for the Company and the Union to make provisions for the integration of the Shuttle Flight Attendants into the Company’s operation, as well as for the integration of the Chautauqua and Shuttle Flight Attendant seniority lists,

NOW, THEREFORE, the parties hereby agree as follows:

1. The Shuttle SF-340 aircraft shall continue to be operated separately from other Company operations, and SF-340 Flight Attendants shall continue to be subject to existing Shuttle work rules and rates of pay, until the earlier of March 1, 2006, or until they cease to be operated in Company service.

2. Flight Attendants in the Shuttle EMB-170 operation shall be subject to the work rules and rates of pay as set out in the Agreement.

3. Shuttle Flight Attendants shall be integrated into the Chautauqua seniority list by date of hire; provided, however, that for one year from September 1, 2005, such Flight Attendants may exercise their seniority only within the Shuttle operation. After such one year period, they may exercise their full seniority list seniority for all purposes under the Agreement on the same basis as any other Flight Attendant on the Chautauqua Flight Attendant seniority list.

In Witness whereof, the parties hereto have signed this letter of Agreement this 1st day of September, 2005.

For Republic Airways Holding, Inc.	For the International Brotherhood of Teamsters Local 135

/s/ Bryan Bedford	/s/ Barry D. Schimmel

Name: Bryan Bedford Title: President and Chief Executive Officer	Name: Barry D, Schimmel Title: Business Representative IBT Local 135

/s/ Wayne Heller	/s/ Victoria Gray

Name: Wayne Heller Title: Executive Vice President More Title: Chief Operating Officer	Name: Victoria Gray Title: International Representative

/s/ Amy Chiappe	/s/ Ronald L. Hall

Name: Amy Chiappe Title: Director of Inflight	Name: Ronald L. Hall Title: Secretary-Treasurer IBT Local 135

/s/ Lisa Paterini

Name: Lisa Paterini Title: Negotiating Committee Member

/s/ Ryan Lee

Name: Ryan Lee Title: Negotiatin Committee Member

/s/ Nicole Zimmer

Name:Nicole Zimmer Title: Negotiating Committee Member

Appendix A
87

AmericanConn.	Avg Block	DeltaConn	Avg Block	USExp	Avg Block
City Pair	Minutes	City Pair	Minutes	City Pair	Minutes

BNA-STL	70	BHM-DFW	122	ALB-DCA	71
STL-BNA	70	DFW-BMH	110	DCA-ALB	82
CID-STL	58	BMH-MCO	90	ALB-PHL	71
STL-CID	63	MCO-BMH	95	PHL-ALB	67
CLT-STL	124	BNA-FLL	135	BDL-DCA	84
STL-CLT	99	FLL-BNA	130	DCA-BDL	74
CMH-CVG	45	BNA-MCO	104	BGR-LGA	85
CVG-CMH	40	MCO-BNA	115	LGA-BGR	86
CMH-DAY	40	BOS-CMH	124	BGR-PIT	124
DAY-CMH	40	CMH-BOS	110	PIT-BGR	111
CMH-PIT	50	CAE-MCO	72	BNA-PHL	134
PIT-CMH	45	MCO-CAE	75	PHL-BNA	132
CVG-IND	40	CMH-DFW	170	BOS-BUF	94
IND-CVG	42	DFW-CMH	144	BUF-BOS	84
CVG-STL	83	CMH-FLL	150	BOS-GSO	125
STL-CVG	79	FLL-CMH	162	GSO-BOS	116
DAY-STL	84	CMH-JFK	110	BOS-IND	158
STL-DAY	77	JFK-CMH	106	IND-BOS	134
DSM-STL	60	CMH-LGA	96	BOS-MYR	142
STL-DSM	70	LGA-CMH	111	MYR-BOS	123
FSD-STL	89	CMH-MCO	135	BOS-PIT	108
STL-FSD	100	MCO-CMH	130	PIT-BOS	99
IAH-STL	135	CMH-RSW	145	BOS-ROC	90
STL-IAH	125	RSW-CMH	150	ROC-BOS	78
IST-STL	77	CMH-TPA	136	BTV-DCA	94
STL-ICT	93	TPA-CMH	140	DCA-BTV	89
IND-MKE	70	DFW-ELP	110	BTV-PHL	0
MKE-IND	70	ELP-DFW	100	PHL-BTV	80
IND-STL	65	DFW-IAH	68	BTV-PIT	103
STL-IND	65	IAH-DFW	66	PIT-BTV	84
JAX-STL	140	DFW-ICT	82	BUF-DCA	74
STL-JAX	130	ICT-DFW	75	DCA-BUF	74
LNK-STL	75	DFW-IND	130	BUF-LGA	79
STL-LNK	86	IND-DFW	139	LGA-BUF	81
MKE-STL	80	DFW-LFT	80	BUF-PHL	78
STL-MKE	78	LFT-DFW	85	PHL-BUF	75
OMA-STL	72	DFW-LIT	72	BUF-PIT	60
STL-OMA	87	LIT-DFW	70	PIT-BUF	55
PIT-STL	115	DFW-MCO	160	CAE-LGA	114
STL-PIT	102	MCO-DFW	170	LGA-CAE	125
SGF-STL	59	DFW-MSY	98	CHA-LGA	122
STL-SGF	60	MSY-DFW	99	LGA-CHA	146
SHV-STL	93	DFW-OKC	60	CHS-DCA	84
STL-SHV	96	OKC-DFW	55	DCA-CHS	91
STL-XNA	74	DFW-PNS	114	CHS-LGA	117
XNA-STL	68	PNS-DFW	120	LGA-CHS	138
STL-YYZ	120	DFW-TUL	67	CHS-PHL	110
YYZ-STL	135	TUL-DFW	68	PHL-CHS	127

EYW-MCO	66	CLE-PHL	89
MCO-EYW	60	PHL-CLE	108
FLL-MCO	59	CMH-DCA	71
MCO-FLL	58	DCA-CMH	77
FLL-RDU	120	CMH-LGA	100
RDU-FLL	125	LGA-CMH	111
FLL-TLH	80	CMH-PHL	91
TLH-FLL	80	PHL-CMH	97
GSO-MCO	100	CMH-PIT	54
MCO-GSO	97	PIT-CMH	54
GSP-MCO	85	CVG-PHL	102
MCO-GSP	85	PHL-CVG	119
HSV-MCO	90	DAY-LGA	110
MCO-HSV	105	LGA-DAY	121
IND-JFK	122	DCA-HSV	114
JFK-IND	135	HSV-DCA	109
IND-LGA	125	DCA-IND	107
LGA-IND	135	IND-DCA	91
IND-MCO	135	DCA-PHL	55
MCO-IND	145	PHL-DCA	60
IND-TPA	135	DCA-PIT	65
TPA-IND	145	PIT-DCA	63
MCO-MIA	62	DCA-RDU	65
MIA-MCO	60	RDU-DCA	0
MCO-MOB	90	DCA-SAV	106
MOB-MCO	85	SAV-DCA	93
MCO-MSY	112	DCA-SDF	104
MSY-MCO	110	SDF-DCA	95
MCO-NAS	75	DCA-TYS	91
NAS-MCO	80	TYS-DCA	84
MCO-PBI	50	DTW-PHL	94
PBI-MCO	42	PHL-DTW	113
MCO-PNS	80	DTW-PIT	63
PNS-MCO	75	PIT-DTW	70
MCO-RDU	98	ERI-PIT	50
RDU-MCO	102	PIT-ERI	44
MCO-RIC	114	GSO-LGA	94
RIC-MCO	124	LGA-GSO	111
MCO-RSW	45	GSO-PHL	82
RSW-MCO	48	PHL-GSO	103
MCO-SDF	130	GSO-PIT	76
SDF-MCO	125	PIT-GSO	71
MCO-TLH	60	GSP-LGA	112
TLH-MCO	57	LGA-GSP	131
MIA-TLH	85	GSP-PHL	101
TLH-MIA	78	PHL-GSP	116
PBI-TLH	83	HSV-LGA	132
TLH-PBI	75	LGA-HSV	155

ILM-LGA	93
LGA-ILM	113
IND-LGA	119
LGA-IND	142
IND-PHL	111
PHL-IND	130
IND-PIT	72
PIT-IND	79
LGA-MYR	118
MYR-LGA	104
LGA-PHL	71
PHL-LGA	67
LGA-PIT	0
PIT-LGA	80
LGA-RDU	107
RDU-LGA	94
LGA-RIC	88
RIC-LGA	75
LGA-SAV	143
SAV-LGA	130
LGA-SDF	142
SDF-LGA	122
LGA-TYS	136
TYS-LGA	112
MKE-PHL	128
PHL-MKE	138
MKE-PIT	88
PIT-MKE	97

MSP-PIT	126
PIT-MSP	134
MYR-PHL	93
PHL-MYR	105
ORF-PIT	89
PIT-ORF	82
PHL-PWM	84
PWM-PHL	96
PHL-RDU	95
RDU-PHL	77
PHL-RIC	69
RIC-PHL	65
PHL-ROC	73
ROC-PHL	79
PHL-YUL	96
YUL-PHL	0
PIT-PWM	96
PWM-PIT	113
PIT-RDU	77
RDU-PIT	85
PIT-ROC	67
ROC-PIT	62
PIT-SDF	86
SDF-PIT	75
PIT-YUL	0
YUL-PIT	115
YUL-PIT	115